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                                                                     Exhibit 4.3

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                                   MEDEX, INC.

                                  $200,000,000

                    8-7/8% SENIOR SUBORDINATED NOTES DUE 2013

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                                    INDENTURE

                            Dated as of May 21, 2003

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                              THE BANK OF NEW YORK,
                                   as Trustee

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                This INDENTURE, dated as of May 21, 2003, is entered into by and among Medex, Inc., an Ohio corporation (the "COMPANY"), MedVest Holdings Corporation, an Ohio corporation ("PARENT GUARANTOR"), the subsidiary guarantors listed on the signature pages hereto, and The Bank of New York, as Trustee (the "TRUSTEE").

                The Company, the Parent Guarantor. the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8-7/8% Senior Subordinated Notes due 2013 (the "NOTES"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   DEFINITIONS.

                For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                "144A GLOBAL NOTE" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

                "ACQUIRED DEBT" means, with respect to any specified Person:

                (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                "ADDITIONAL GUARANTOR" means any Restricted Subsidiary or other Person (other than the Parent Guarantor and any Subsidiary Guarantor listed on the signature pages hereto) that guarantees the Notes under the terms of this Indenture and its successor, if any.

                "ADDITIONAL INTEREST" has the meaning set forth in any Registration Rights Agreement and relating to amounts to be paid in the event the Company fails to satisfy certain conditions set forth therein. For all purposes of this Indenture, the term "interest" shall include Additional Interest, if any, with respect to the Notes.

                "ADDITIONAL NOTES" means any Notes (other than the Initial Notes and Exchange Notes and any Notes issued under Sections 2.06, 2.07, 2.10 and 3.06 hereof) issued under this Indenture in accordance with Sections 2.02, 2.15 and
4.09 hereof, as part of the same series as the Initial Notes or as an additional series.

                "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

                "AGENT" means any Registrar, co-registrar, Paying Agent or additional paying agent.

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                "APPLICABLE PROCEDURES" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

                "ASSET SALE" means:

                (a) the sale, lease, transfer, conveyance or other disposition of any assets or rights, other than sales, leases, transfers, conveyances or other dispositions of inventory or accounts receivable in the ordinary course of business consistent with industry practices; PROVIDED, HOWEVER, that the sale, conveyance or other disposition of all or substantially all of the assets of the Parent Guarantor, the Company and the Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described in Sections 4.17 and 5.01 hereof and not by the provisions described in
        Section 4.12 hereof; and

                (b) the sale or issuance of Equity Interests in any Restricted Subsidiary.

                Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

                (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

                (2) a sale, lease, transfer, conveyance or other disposition of assets between or among the Parent Guarantor, the Company and the Restricted Subsidiaries;

                (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                (4) a sale, lease, transfer, conveyance or other disposition effected in compliance with the provisions of Section 5.01 hereof;

                (5) a Restricted Payment or Permitted Investment that is permitted by Section 4.10 hereof;

                (6)    the sale, lease, transfer or other conveyance of the
        6.258 acre parcel of land located in Dublin, Ohio owned by the Company on the date of the Indenture;

                (7) the sale, lease, transfer or other conveyance of the assets or outstanding Capital Stock of the Company de Costa Rica Limitada; and

                (8) any sale or disposition of obsolete inventory or worn out assets permitted pursuant to the Indenture.

                "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

                "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all

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securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

                "BOARD OF DIRECTORS" means:

                (1) with respect to a corporation, the board of directors of the corporation;

                (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

                (3) with respect to any other Person, the board or committee of such Person serving a similar function.

                "BOARD RESOLUTION" means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                "BUSINESS DAY" means any day other than a Legal Holiday.

                "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at the time be required to be capitalized on a balance sheet in accordance with GAAP.

                "CAPITAL STOCK" means

                (1)    in the case of a corporation, corporate stock;

                (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                "CASH EQUIVALENTS" means:

                (1)    United States dollars;

                (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the U.S. government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

                (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of "B" or better;

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                (4)    repurchase obligations with a term of not more than seven
        days for underlying securities of the types described in clauses (2) and
        (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Service and in each case maturing within six months after the date of acquisition; and

                (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

                "CHANGE OF CONTROL" means the occurrence of any of the following:

                (1) prior to the first public offering of common stock of the Parent Guarantor or the Company, the Principals and their Related Parties cease to be the Beneficial Owner, directly or indirectly, of, in the aggregate, a majority of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Parent Guarantor (or any other direct or indirect parent of the Company) or the Company, any merger, consolidation, liquidation or dissolution of the Parent Guarantor (or any other direct or indirect parent of the Company) or the Company or any direct or indirect transfer of securities by the Parent Guarantor (or any other direct or indirect parent of the Company) or the Company or otherwise;

                (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent Guarantor or the Company and the Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

                (3) the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor (or any other direct or indirect parent of the Company) or the Company;

                (4) the consummation of any transaction the result of which is that any "person" (as referenced in clause (2) above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of, in the aggregate, more than 35% of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Parent Guarantor (or any other direct or indirect parent of the Company) or the Company, any merger, consolidation, liquidation or dissolution of the Parent Guarantor (or any other direct or indirect parent of the Company) or the Company or any direct or indirect transfer of securities by the Parent Guarantor (or any other direct or indirect parent of the Company) or the Company or otherwise, PROVIDED, HOWEVER, that the Principals and their Related Parties Beneficially Own, directly or indirectly, less than such "person"; or

                (5) the first day on which a majority of the members of the Board of Directors of either the Parent Guarantor or the Company are not Continuing Directors;

PROVIDED, HOWEVER for purposes of clauses (1) and (4), the Principals shall be deemed to Beneficially Own any Voting Stock of a Person held by any other Person (the "PARENT ENTITY") so long as the Principals Beneficially Own, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity.

                "CLEARSTREAM" means Clearstream Banking S.A. and any successor thereto.

                "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

                "COMMISSION" means the Securities and Exchange Commission.

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                "CONSOLIDATED CASH FLOW" means, with respect to any specified
Person for any period, the Consolidated Net Income of such Person for such period PLUS:

                (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                (2) provision for taxes based on income or profits of such Person and the Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                (3) consolidated interest expense of such Person and the Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments, if any, made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

                (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for expenses to be paid in cash in any future period) of such Person and the Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

                (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

                in each case, on a consolidated basis and determined in accordance with GAAP.

                "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED THAT:

                (1) the Net Income (but not loss) of any specified Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary;

                (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

                (3) the cumulative effect of a change in accounting principles shall be excluded; and

                (4) any non-recurring fees, charges or other expenses (including retention bonus and non-compete payments, severance expenses, restructuring costs and acquisition integration costs and fees) expensed or incurred during the fiscal year in which the Notes are first issued in connection with or related to (i) the equity investment in the Parent Guarantor by an affiliate of the

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        Principals, together with the restrained interest of members of senior management, (ii) the acquisition of the Jelco business of Ethicon Endo-Surgery, Inc. by the Company, (iii) the offering of the Notes described in this Indenture and (iv) the initial borrowings under the Credit Agreement (i) through (iv) collectively referred to as the "Transactions."

                "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Parent Guarantor or the Company who:

                (1) was a member of such Board of Directors on the date of the Indenture; or

                (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof, or such other address as to which the Trustee may give notice to the Company.

                "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of May 21, 2003 by and among the Company, the Parent Guarantor, the subsidiary guarantors from time to time party thereto and the Lenders thereto, providing for up to $130 million of term loan borrowings and $40 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time, whether or not with the same lenders or agent.

                "CREDIT FACILITIES" means one or more debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender or group of lenders and including increasing the amount of available borrowings thereunder; PROVIDED, that such increase is permitted pursuant to Section 4.09 hereof.

                "CUSTODIAN" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) hereof as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

                "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

                "DEFERRED MANAGEMENT FEES" means, for any period, any Management Fees that were payable during any prior period, the payment of which was not effected when due.

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                "DESIGNATED SENIOR DEBT" means (i) any Indebtedness outstanding under the Credit Agreement and (ii) after payment in full in cash of all Obligations under the Credit Agreement, any other Senior Debt permitted hereunder the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

                "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the provisions of Sections 4.12 and 4.17 hereof and such Capital Stock provides that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of the Notes as required by such covenants.

                "DISTRIBUTION COMPLIANCE PERIOD" means the 40-day distribution compliance period as defined in Regulation S.

                "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                "EQUITY OFFERING" means any private or public sale of common stock of the Company, or the Parent Guarantor, to the extent the proceeds of which are contributed to the Company.

                "EUROCLEAR" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any successor thereto.

                "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including any successor legislation and rules and regulations.

                "EXCHANGE NOTES" means Notes registered under the Securities Act to be exchanged for Notes not so registered, pursuant to and as set forth in a Registration Rights Agreement relating to such an exchange.

                "EXCHANGE OFFER" has the meaning set forth in a Registration Rights Agreement relating to an exchange of Notes registered under the Securities Act for Notes not so registered.

                "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in a Registration Rights Agreement.

                "EXISTING INDEBTEDNESS" means all Indebtedness of the Parent Guarantor and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

                "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

                (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

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                (2)    the consolidated interest expense of such Person and its
        Restricted Subsidiaries that was capitalized during such period; plus

                (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

                (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of the Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Parent Guarantor (other than Disqualified Stock) or to the Parent Guarantor or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

                In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

                (1) acquisitions that have been made by the specified Person or any of the Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect (calculated in accordance with Regulation S-X) as if they had occurred on the first day of the four-quarter reference period;

                (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

                (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of the Restricted Subsidiaries following the Calculation Date.

                "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time; PROVIDED, HOWEVER, that any change in GAAP that would cause the Company or a Restricted Subsidiary to record an existing item as a liability upon that entity's balance sheet, which item was not previously required by GAAP to be so recorded, shall not constitute an incurrence of Indebtedness for purposes hereof.

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                "GLOBAL NOTE LEGEND" means the legend set forth in Section
2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

                "GLOBAL NOTES" means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

                "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

                "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                "GUARANTOR" means any of the Parent Guarantor, the Subsidiary Guarantors and the Additional Guarantors, if any.

                "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

                (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

                (2) forward foreign exchange contracts or currency swap agreements;

                (3) commodity price protection agreements or commodity price hedging agreements designed to manage fluctuations in prices or costs in energy, raw materials, manufactured products or related commodities; and

                (4) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodity prices or currency values.

                "INCUR" means to directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise.

                "HOLDER" means a Person in whose name a Note is registered.

                "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

                (1)    in respect of borrowed money;

                (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                (3)    in respect of banker's acceptances;

                (4)    representing Capital Lease Obligations;

                (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

                (6)    representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); PROVIDED, HOWEVER, that, for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to such asset, the amount of such Indebtedness shall be limited to the lesser of the fair market value of such asset or the amount of such Indebtedness; and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

                The amount of any Indebtedness outstanding as of any date shall be:

                (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

                (ii) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

                "INDENTURE" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

                "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

                "INITIAL NOTES" means $200.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

                "INTEREST PAYMENT DATES" shall have the meaning set forth in paragraph 1 of each Note.

                "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel, similar advances, fees and compensation paid to officers, directors and employees in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.10(c) hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.10(c) hereof.

                "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in each of The City of New York, New York, the City of Dublin, Ohio, the city in which the Corporate Trust Division (or successor group) of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

                "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                "LETTER OF TRANSMITTAL" means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by the Company and sent to all Holders of the Initial Notes or any Additional Notes for use by such Holders in connection with an Exchange Offer.

                "MANAGEMENT FEES" means any amounts payable by the Company or any Restricted Subsidiary in respect of management or similar services.

                "NET INCOME" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale or any disposition pursuant to a sale and leaseback transaction; (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or (c) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

                "NET PROCEEDS" means the aggregate cash proceeds (excluding any proceeds deemed to be "cash" pursuant to the provisions of Section 4.12 hereof received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,
(2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (4) all payments made with respect to liabilities directly associated with the assets that were the subject of the Asset Sale, and (5) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                "NOTE GUARANTEE" means the guarantee of the Notes by each of the Guarantors.

                "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, costs and expenses and other liabilities payable under the documentation governing any Indebtedness.

                "OFFICER" means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Vice President of the Company or a Guarantor, as applicable.

                "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer, principal financial officer or the principal accounting officer of the Company or a Guarantor, as applicable, and delivered to the Trustee.

                "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, an Affiliate of the Company or the Trustee.

                "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

                "PERMITTED BUSINESS" means a medical products and devices business and such business activities as are reasonably related, incidental, complementary or ancillary thereto.

                "PERMITTED INVESTMENTS" means:

                (1)    any Investments in the Company or in a Restricted
        Subsidiary;

                (2)    any Investments in Cash Equivalents;

                (3) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

                (a)    such Person becomes a Restricted Subsidiary; or

                (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

                (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 4.12 hereof;

                (5) any acquisition of assets in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (other than Disqualified Stock); PROVIDED, HOWEVER, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from Restricted Payments as described in Section 4.10 (and shall not previously have been relied on to make a Restricted Payment);

                (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

                (7)    Hedging Obligations;

                (8) any Investment received by the Company or any Restricted Subsidiary as consideration for the settlement of any litigation, arbitration or claim in bankruptcy or in partial or full satisfaction of accounts receivable owed by a financially troubled Person to the extent reasonably necessary in order to prevent or limit any loss by the Company or any of its Restricted Subsidiaries in connection with such accounts receivable;

                (9) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                (10) any Investment in receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business consistent with industry practices and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; and

                (11) other Investments having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed $10.0 million.

                "PERMITTED JUNIOR SECURITIES" means:

                (1)    Equity Interest in the Company or any Guarantor; or

                (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to the same extent as, or to a greater extent than, the Notes and the note guarantees are subordinated to Senior Debt under the Indenture.

                "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company any of the Restricted Subsidiaries issued in exchange for, or the Net Proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of the Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED, HOWEVER, that:

                (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                (2) such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                (3) if Subordinated Obligations are being extended, refinanced, renewed, replaced, defeased or refunded, such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Subordinated Obligations being extended, refinanced, renewed, replaced, defeased or refunded; and

                (4) such Indebtedness is incurred either by the Company, a Guarantor or by the Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                "PREDECESSOR NOTE" of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section
2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

                "PRINCIPALS" means One Equity Partners LLC, a Delaware limited liability company.

                "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

                "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                "REGISTRATION RIGHTS AGREEMENT" means the Exchange and Registration Rights Agreement, dated as of the date of the Indenture, among the Company, the Parent Guarantor, the Subsidiary Guarantors and the initial purchasers named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes, or exchange such Additional Notes for registered Notes, under the Securities Act.

                "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the applicable date specified as a "Record Date" on the face of the Note.

                "REGULATION S" means Regulation S promulgated under the Securities Act.

                "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

                "REGULATION S PERMANENT GLOBAL NOTE" means a permanent Global
Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

                "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary Global
Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

                "RELATED PARTY" means:

                (1) any controlling equityholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

                (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

                "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Division, Corporate Finance Unit of the Trustee (or any successor group of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and for purposes of Section 7.01(c)(2) and the second sentence of Section 7.05 also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                "RESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes bearing the Private Placement Legend.

                "RESTRICTED GLOBAL NOTES" means 144A Global Notes and Regulation S Global Notes.

                "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

                "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                "RULE 144" means Rule 144 promulgated under the Securities Act.

                "RULE 144A" means Rule 144A promulgated under the Securities
Act.

                "RULE 903" means Rule 903 promulgated under the Securities Act.

                "RULE 904" means Rule 904 promulgated under the Securities Act.

                "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, including any successor legislation and rules and regulations.

                "SENIOR DEBT" means:

                (1) all Indebtedness of the Company or any Guarantor outstanding under Credit Facilities (including the Credit Agreement) and all Hedging Obligations with respect thereto;

                (2) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any guarantee; and

                (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2), including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding.

                Notwithstanding anything to the contrary in the preceding sentence, Senior Debt shall not include:

                (1) any liability for federal, state, local or other taxes owed or owing by, the Company or any Restricted Subsidiary;

                (2) any Indebtedness of the Company to the Parent Guarantor or any of its Subsidiaries or other Affiliates;

                (3)    any trade payables;

                (4) any Indebtedness of the Company or any Restricted Subsidiary that is by its terms subordinate or pari passu in right of payment to the Notes;

                (5) the portion of any Indebtedness that is incurred in violation of the Indenture; or

                (6) any obligations with respect to any Capital Stock of the Parent Guarantor, the Company or any Restricted Subsidiary.

                "SENIOR SUBORDINATED INDEBTEDNESS" means (i) with respect to the Company, the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to have the same rank as the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Debt and
(ii) with respect to any Guarantor, the note guarantees and any other Indebtedness of such Guarantor that specifically provides that such Indebtedness is to have the same rank as the note guarantees in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Guarantor which is not Senior Debt.

                "SHELF REGISTRATION STATEMENT" has the meaning set forth in any Registration Rights Agreement relating to registering Notes under the Securities Act.

                "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness (or any later date established in any amendment to such documentation), and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                "SUBORDINATED OBLIGATION" means any Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

                "SUBSIDIARY" means, with respect to any specified Person:

                (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

                "SUBSIDIARY GUARANTOR" means each Subsidiary of the Company that executes the Indenture as a Guarantor and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture.

                "TIA" means the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder, including any successor legislation and rules and regulations.

                "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                "UNRESTRICTED DEFINITIVE NOTES" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

                "UNRESTRICTED GLOBAL NOTES" means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with or on behalf of and registered in the name of the Depositary or its nominee.

                "UNRESTRICTED SUBSIDIARY" means (a) any Subsidiary of the Company (or any successor to any of them) that is designated as an Unrestricted Subsidiary pursuant to a Board Resolution as set forth under Section 4.16 hereof and (b) any Subsidiary of an Unrestricted Subsidiary.

                "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                (2) the then outstanding principal amount of such Indebtedness.

SECTION 1.02.   OTHER DEFINITIONS.

                                                                             Defined in
                Term                                                         Section
                ---------------------------------------------------------------------------
                "ACCELERATION NOTICE".....................................   6.02
                "AFFILIATE TRANSACTION"...................................   4.14
                "ASSET SALE OFFER"........................................   4.12(c)
                "AUTHENTICATION ORDER"....................................   2.02(d)
                "BENEFITED PARTY".........................................   10.01
                "CHANGE OF CONTROL OFFER".................................   4.17(a)
                "CHANGE OF CONTROL AMOUNT"................................   4.17(a)
                "COMPANY".................................................   PREAMBLE
                "COVENANT DEFEASANCE".....................................   8.03
                "DTC".....................................................   2.03(b)
                "EVENT OF DEFAULT"........................................   6.01
                "EXCESS PROCEEDS".........................................   4.12(b)
                "LEGAL DEFEASANCE"........................................   8.02
                "LOSSES"..................................................   7.07
                "NOTES"...................................................   PREAMBLE
                "OFFER AMOUNT"............................................   3.09(b)(ii)
                "OFFER PERIOD"............................................   3.09(c)
                "OFFER TO PURCHASE".......................................   3.09(a)
                "PARENT GUARANTOR"........................................   PREAMBLE
                "PAYING AGENT"............................................   2.03(a)
                "PAYMENT BLOCKAGE NOTICE".................................   11.03(a)
                "PAYMENT DEFAULT".........................................   6.01
                "PERMITTED DEBT"..........................................   4.09(b)
                "PURCHASE DATE"...........................................   3.09(c)
                "REGISTRAR"...............................................   2.03(a)
                "REPRESENTATIVE"..........................................   11.03(a)
                "RESTRICTED PAYMENTS".....................................   4.10(a)
                "SECURITY REGISTER".......................................   2.03

SECTION 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                (b) The following TIA term used in this Indenture has the following meaning:

                "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

                (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or Commission rule, as applicable.

SECTION 1.04.   RULES OF CONSTRUCTION.

                (a)    Unless the context otherwise requires:

                       (i)    a term has the meaning assigned to it;

                       (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

                       (iii)  "or" is not exclusive;

                       (iv) words in the singular include the plural, and in the plural include the singular;

                       (v) all references in this instrument to "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

                       (vi) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                       (vii)  "including" means "including without limitation;"

                       (viii) provisions apply to successive events and transactions; and

                       (ix) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

                                   ARTICLE 2.

                                    THE NOTES

SECTION 2.01.   FORM AND DATING.

                (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form included in Exhibits A-1 and A-2 hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibits A-1 and A-2. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute a part of this Indenture, and the Company, Parent Guarantor, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                (b) FORM OF NOTES. Notes shall be issued initially in global form and shall be substantially in the form of Exhibits A-1 and A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                (c) BOOK-ENTRY PROVISIONS. This Section 2.01(c) shall apply to all Global Notes. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its

Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

                (d) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.02.   EXECUTION AND AUTHENTICATION.

                (a) One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

                (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

                (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Note shall be substantially as set forth in Exhibits A-1 and A-2 hereto.

                (d) The Trustee shall, upon a written order of the Company signed by an Officer requesting the authentication and delivery of Notes (an "AUTHENTICATION ORDER"), authenticate Notes for original issue and deliver them in accordance with such Authentication Order.

                (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent with respect to Holders.

SECTION 2.03.   REGISTRAR AND PAYING AGENT.

                (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register (the "Security Register") of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents; provided, however, that there shall be only one Security Register. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may enter into an appropriate agency agreement with any Agent not party to this Indenture, which may incorporate the provisions of the TIA. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                (c) The Company initially appoints the Trustee to act as Registrar and Paying Agent, agent for service of notices and demands to or upon the Company in respect of the Notes and this Indenture, as provided in Section 4.02, in connection with the Global Note and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

SECTION 2.04.   PAYING AGENT TO HOLD MONEY IN TRUST.

                The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Persons entitled thereto all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Company at any time may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company, Parent Guarantor or a Subsidiary) shall have no further liability for such funds. If the Company, Parent Guarantor or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Sections 6.01(ix) and (x) hereof relating to the Company or the Parent Guarantor, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.   HOLDER LISTS.

                The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.   TRANSFER AND EXCHANGE.

                (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred except as a whole by (1) the Depositary to a nominee of the Depositary, (2) a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (3) the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Company shall exchange Global Notes for Definitive Notes if: (1) the Company delivers to the Trustee a notice from the Depositary that the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (2) the Company at its option determines that the Global Notes shall be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided, however, that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act; or (3) a Default or Event of Default shall have occurred and be continuing. Upon the occurrence of any of the preceding events in clauses (1), (2) or (3) above, Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (f) hereof.

                (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

                       (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; PROVIDED, HOWEVER, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to or for the account or benefit of a "U.S. Person" (as defined in Rule 902(k) of Regulation S) (other than a "distributor" (as defined in Rule 902(d) of Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                       (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
        Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.06(a) hereof, (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
        Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above, provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period; (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act and (z) the receipt by the Trustee of written certification that such transfer is in accordance with the restrictions set forth on the legend. Upon consummation of an Exchange Offer by the Company in accordance with
        Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of the Restricted Global Notes, which, in the case of Global Notes, may be accomplished by the Depository through the Applicable Procedures. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust or cause to be adjusted the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                       (iii) TRANSFER OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of
        Section 2.06(b)(ii) above and the Registrar receives the following:

                              (A) if the transferee shall take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by Applicable Procedures, item (3) thereof; and

                              (B) if the transferee shall take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                       (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of
        Section 2.06(b)(ii) above and:

                              (A)   such exchange or transfer is effected
                pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

                              (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

                              (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                              (D)   the Registrar receives the following:

                                    (1)   if the holder of such beneficial
                       interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2)   if the holder of such beneficial
                       interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

        If any such transfer is effected pursuant to clause (A), (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (A), (B) or (D) above.

                       (v) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES FOR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES PROHIBITED. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

                (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

                       (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                              (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                              (B)   if such beneficial interest is being
                transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                              (C)   if such beneficial interest is being
                transferred to a "non-U.S. Person" (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                              (D)   if such beneficial interest is being
                transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                              (E)   if such beneficial interest is being
                transferred to the Company, Parent Guarantor or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                              (F)   if such beneficial interest is being
                transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(c) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
        Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                       (ii) BENEFICIAL INTERESTS IN REGULATION S TEMPORARY GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTES. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                       (iii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                              (A)   such exchange or transfer is effected
                pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

                              (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

                              (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                              (D)   the Registrar receives the following:

                                    (1)   if the holder of such beneficial
                       interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                       (1)(b) thereof; or

                                    (2)   if the holder of such beneficial
                       interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

                Upon satisfaction of the conditions of any of the clauses of this Section 2.06(c)(iii) the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the applicable Restricted Global Note.

                       (iv) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in
        Section 2.06(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

                (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

                       (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                              (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                (2)(b) thereof;

                              (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                              (C) if such Restricted Definitive Note is being transferred to a "non-U.S. Person" (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                              (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                              (E) if such Restricted Definitive Note is being transferred to the Company, Parent Guarantor, or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, or

                              (F) if such Restrictive Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certification in item 3(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of, in the case of clause
        (A) above, the appropriate Restricted Global Note, in the case of clause
        (B) above, a 144A Global Note, and in the case of clause (C) above, a Regulation S Global Note.

                       (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                              (A)   such exchange or transfer is effected
                pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes such certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

                              (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

                              (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                              (D)   the Registrar receives the following:

                                    (1)   if the Holder of such Restricted
                       Definitive Note proposes to exchange such Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (2)   if the Holder of such Restricted
                       Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

                Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the Unrestricted Global Note.

                       (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

                       (iv) TRANSFER OR EXCHANGE OF UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES PROHIBITED. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

                       (v) ISSUANCE OF UNRESTRICTED GLOBAL NOTES. If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (ii)(B),
        (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                       (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                              (A) if the transfer shall be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                              (B) if the transfer shall be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                              (C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                       (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

                              (A)   such exchange or transfer is effected
                pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes such certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

                              (B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

                              (C)   any such transfer is effected by a
                broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                              (D)   the Registrar receives the following:

                                    (1)   if the Holder of such Restricted
                       Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (2)   if the Holder of such Restricted
                       Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

                Upon satisfaction of the conditions of any of the clauses of
                Section 2.06(e)(ii) the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and, upon receipt of an Authentication Order in accordance with
                Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such Holder.

                       (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of an Unrestricted Definitive Note may transfer such Note to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Note pursuant to the instructions from the Holder thereof.

                (f) EXCHANGE OFFER. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the applicable Restricted Global Notes (A) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal

(or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement, and (B) accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certification and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and the Trustee shall authenticate and deliver (1) to or on behalf of the Depository, such Unrestricted Global Note or Notes in the appropriate principal amount and
(2) to the Persons designated by the Holders of Restricted Definitive Notes so accepted, Unrestricted Definitive Notes in the appropriate principal amount.

                (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                       (i)    PRIVATE PLACEMENT LEGEND.

                              (A) Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR
(E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF

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

THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                              (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv),
                (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                       (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

                "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                       (iii) REGULATIONS S TEMPORARY GLOBAL NOTE LEGEND. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

                "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

                (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian or by the Depositary at the direction of the Trustee to reflect such increase.

                (i)    GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                       (i) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.12, 4.17 and 9.05 hereof).

                       (ii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                       (iii) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
        3.02 hereof and ending at the close of business on the date of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                       (iv) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

                       (v) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
        Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                       (vi) The Trustee is hereby authorized and directed to enter into a letter of representations with the Depositary in the form provided by the Company and to act in accordance with such letter.

                       (vii)  Subject to the applicable provisions of this
        Section 2.06, to permit registrations of transfers and exchanges, the Company shall execute, and the Trustee shall authenticate, Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                       (viii) The Trustee shall authenticate Global Notes and Definitive Notes for original issue in accordance with the provisions of
        Section 2.02 hereof.

                       (ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants, Indirect Participants and/or holders or owners of beneficial interests in any Global Note), other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.   REPLACEMENT NOTES.

                If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee,

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

upon receipt of an Authentication Order, shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide security or indemnity sufficient, in the judgment of the Trustee or the Company, as applicable, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

                Every replacement Note issued in accordance with this Section
2.07 shall be the valid obligation of the Company evidencing the same Indebtedness as the destroyed, lost or stolen Note and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.   OUTSTANDING NOTES.

                (a) The Notes outstanding at any time shall be the entire principal amount of Notes represented by all the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; PROVIDED, HOWEVER, that Notes held by the Company or a Subsidiary of the Company shall be deemed not to be outstanding for purposes of Section 3.07(a) hereof.

                (b) If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

                (d) If the Paying Agent (other than the Company, Parent Guarantor, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.   TREASURY NOTES.

                In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company, any Guarantor or by any other obligor upon the Notes or by any Affiliate of the Company, any Guarantor or any such obligor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.   TEMPORARY NOTES.

                Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable.

                Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.11.   CANCELLATION.

                The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon sole direction of the Company, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) in accordance with its then customary procedures unless the Company directs them to be returned to them. Certification of the disposition of all cancelled Notes shall be delivered to the Company from time to time upon request unless by a written order, signed by an Officer of the Company, the Company shall direct that cancelled Notes be returned to them. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.   DEFAULTED INTEREST.

                If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.   CUSIP OR ISIN NUMBERS.

                The Company in issuing the Notes may use "CUSIP" and/or "ISIN" numbers and Notices of an Offer to Purchase and may use such numbers on other notices to Holders provided for herein (if then generally in use), and, if so, the Trustee shall use "CUSIP" and/or "ISIN" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption, any notice of an Offer to Purchase or such other notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" and/or "ISIN" numbers.

SECTION 2.14.   ADDITIONAL INTEREST.

                If Additional Interest is payable by the Company pursuant to a Registration Rights Agreement and paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01 hereof. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers' Certificate setting forth the details of such payment.

SECTION 2.15.   ISSUANCE OF ADDITIONAL NOTES.

                The Company shall be entitled, subject to its compliance with
Section 4.09 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance, issue price and rights under a related Registration Rights Agreement, if any. The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and Offers to Purchase.

                With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                (b) the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; PROVIDED, HOWEVER, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code and such Officers' Certificate shall state in effect that such Additional Notes are not being issued at such a price; and

                (c) whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

SECTION 2.16.   RECORD DATE.

                The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

SECTION 3.01.   NOTICES TO TRUSTEE.

                If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 90 days before a redemption date (or such shorter period as allowed by the Trustee), an Officers' Certificate setting forth (i) the applicable section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.   SELECTION OF NOTES TO BE REDEEMED.

                If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee deems fair and appropriate (and in compliance with applicable legal requirements). However, no Notes of a principal amount of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.   NOTICE OF REDEMPTION.

                At least 30 days but not more than 60 days prior to a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's address appearing in the Security Register.

                The notice shall identify the Notes to be redeemed and shall state:

                (a)    the redemption date;

                (b) the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers' Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date unless clause (b) of the definition of "Comparable Treasury Price" is applicable, in which case such Officer's Certificate should be delivered on the redemption date;

                (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                (d)    the name and address of the Paying Agent;

                (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                (f) that, unless the Company defaults in making such redemption payment, interest on Notes (or portions thereof) called for redemption ceases to accrue on and after the redemption date;

                (g) the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                (h) that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

                At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.

SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION.

                Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE.

                On or prior to 11:00 a.m. Eastern time on the Business Day prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the redemption date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and, accrued and unpaid interest, if any, on all Notes to be redeemed.

                If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on Notes or portions of Notes called for purchase or redemption in accordance with
Section 2.08(d) hereof, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.   NOTES REDEEMED IN PART.

                Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.   OPTIONAL REDEMPTION.

                (a) At any time before May 15, 2006, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including Additional Notes) issued under this Indenture at a redemption price of 108.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of any Equity Offering; provided, however, that:

                                    (1)   at least 65% of the original aggregate
                       principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Parent Guarantor and its Subsidiaries); and

                                    (2)   the redemption date occurs within 90
                       days of the date of the closing of such Equity Offering.

                (b) Except pursuant to the preceding paragraph, the Notes shall not be redeemable at the Company's option prior to May 15, 2008.

                (c) On or after May 15, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

         YEAR                                                PERCENTAGE
         ----                                                ----------
         2008.............................................      104.438%

         2009.............................................      102.958%

         2010.............................................      101.479%

         2011 and thereafter..............................      100.000%

                (d) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.   MANDATORY REDEMPTION.

                Except as set forth in Sections 4.12 and 4.17 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to, or offers to purchase, the Notes.

SECTION 3.09.   OFFERS TO PURCHASE.

                (a) In the event that, pursuant to Section 4.12 or 4.17 hereof, the Company shall be required to commence an Asset Sale Offer or Change of Control Offer (each, an "OFFER TO PURCHASE"), it shall follow the procedures specified below.

                (b) The Company shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each Holder, at such Holder's address appearing in the Security Register a notice, the terms of which shall govern the Offer to Purchase, stating in effect:

                       (i) that the Offer to Purchase is being made pursuant to this Section 3.09 and Section 4.12 or 4.17, as the case may be, and, in the case of a Change of Control Offer, that a Change of Control has occurred, the transaction or transactions that constitute the Change of Control, and that a Change of Control Offer is being made pursuant to
        Section 4.17 hereof;

                       (ii) the principal amount of Notes required to be purchased pursuant to Section 4.12 or 4.17 hereof (the "OFFER AMOUNT"), the purchase price, the Offer Period and the Purchase Date (each as defined below);

                       (iii) except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

                       (iv) that any Note not tendered or accepted for payment shall continue to accrue interest;

                       (v) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

                       (vi) that Holders electing to have a Note purchased pursuant to the Offer to Purchase may elect to have Notes purchased in integral multiples of $1,000 only;

                       (vii) that Holders electing to have a Note purchased pursuant to the Offer to Purchase shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent, if any, at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

                       (viii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                       (ix) that, in the case of an Asset Sale Offer, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

                       (x) that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

                       (xi) any other procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment.

                (c) The Offer to Purchase shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five (5) Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                (d) On or prior to the Purchase Date, the Company shall, to the extent lawful:

                       (i) accept for payment (on a PRO RATA basis to the extent necessary in connection with an Asset Sale Offer) the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered and not withdrawn;

                       (ii) deposit with the Paying Agent an amount equal to the Offer Amount in respect of all Notes or portions of Notes properly tendered; and

                       (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.

                (e) The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any event not later than five (5) Business Days after the Purchase Date) deliver to each tendering Holder of Notes properly tendered and accepted by the Company for purchase the Purchase Amount for such Notes, and the Company shall promptly execute and issue a new Note, and the Trustee, upon receipt of an Authentication Order shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; PROVIDED, HOWEVER, that each such new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

                (f) If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no Additional Interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

                (g) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with Section 4.12 or 4.17, as applicable, this
Section 3.09 or other provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.12 or 4.17, as applicable, this
Section 3.09 or such other provision by virtue of such compliance.

                (h) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Section 3.01 through 3.06 hereof.

                                   ARTICLE 4.

                                    COVENANTS

SECTION 4.01.   PAYMENT OF NOTES.

                The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, Parent Guarantor or a Subsidiary thereof, holds as of 11:00 a.m. Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company promptly, and in any event, no later than five (5) Business Days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest paid on the Notes. The Company shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in a Registration Rights Agreement, the Notes and this Indenture. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

                The Company shall pay (to the extent that it may lawfully do so) interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

                Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 4.02.   MAINTENANCE OF OFFICE OR AGENCY.

                (a) The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office or drop facility of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                (c) The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03.   REPORTS.

                (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding the Company shall furnish to the Trustee and registered holder of the Notes, within 15 days after it is or would have been required to be filed with the Commission:

                (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such

                Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

                (2) all information that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports;

PROVIDED, HOWEVER, that the first quarterly report to be furnished pursuant to this paragraph shall be furnished as soon as is reasonably practicable following the end of such quarterly period but in no event later than July 31, 2003; PROVIDED, FURTHER, that the Company shall not be required to furnish such information to the Trustee or the registered holder of the Notes to the extent such information is electronically filed with the Commission and is electronically available to the public free of cost.

                (b) In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Company shall file a copy of all of the information and reports referred to in clauses (a)(1) and (a)(2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                (c) If the Company has designated any Subsidiaries as Unrestricted Subsidiaries and has made Investments in such Unrestricted Subsidiaries in an aggregate of $1.0 million or more, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

                (d) For so long as any Notes remain outstanding the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to the extent such information is not electronically filed with the Commission and electronically available to the public free of cost.

                (e) The Company and each of the Guarantors shall otherwise comply with TIA Section 3.14(a), (b) and (c).

                (f) Delivery of such reports, information and documents to the Trustee pursuant to any of the provisions of this Section 4.03 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

SECTION 4.04.   COMPLIANCE CERTIFICATE.

                (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company, Parent Guarantor and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company, Parent Guarantor and their Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company, Parent Guarantor and their Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                (b) Each of the Company, the Parent Guarantor and the Subsidiary Guarantors, shall otherwise comply with TIA Section 314(a)(4).

                (c) The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.   TAXES.

                The Company and Parent Guarantor shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.06.   STAY, EXTENSION AND USURY LAWS.

                The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.   CORPORATE EXISTENCE.

                Subject to Article 5 hereof, each of the Company and each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, Parent Guarantor or any such Restricted Subsidiary; PROVIDED, HOWEVER, that the Company and each Guarantor shall not be required to preserve the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of each of the Company and Parent Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, Parent Guarantor and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

SECTION 4.08.   PAYMENTS FOR CONSENT.

                The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.09.   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

                (a) The Company shall not, and shall not permit any Restricted Subsidiary to, incur any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of preferred stock; PROVIDED, HOWEVER, the Company may issue Disqualified Stock, and the Company and any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

                (b) The provisions of Section 4.09(a) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

                (1) the incurrence by the Company or any Guarantor of additional Indebtedness and letters of credit under one or more Credit Facilities; provided, however, that the aggregate principal amount of all Indebtedness of the Company and the Guarantors incurred pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantor thereunder) does not exceed an amount equal to $170.0 million less the aggregate amount of all repayments of any Indebtedness under a Credit Facility that have been made by the Company and any Guarantor since the date of this Indenture with the proceeds of Asset Sales pursuant to the provisions described under the provisions of Section 4.12;

                (2) the incurrence by the Company and the Restricted Subsidiaries of the Existing Indebtedness;

                (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Initial Notes (and the related Exchange Notes issued in exchange for any Notes issued under this Indenture);

                (4) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $7.5 million at any time outstanding;

                (5) the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the Net Proceeds of which are used to extend, defease, renew, refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (2), (3), (4), or (5) of this Section 4.09;

                (6) the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided, however, that:

                              (A) if the Company or a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes or the note guarantees, as the case may be; and

                              (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any subsequent sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

                (7) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred in the normal course of business and consistent with past business practices for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding in connection with the conduct of their respective businesses) and not for speculative purposes;

                (8) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

                (9) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by worker's compensation claims and other statutory or regulatory obligations, self-insurance obligations, tender, bid, performance, governmental contract, surety or appeal bonds, standby letters of credit and warranty and contractual service obligations of like nature, trade letters of credit or documentary letters of credit, in each case to the extent incurred in the ordinary course of business of the Company or such Restricted Subsidiary;

                (10) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar Obligation, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary;

                (11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three Business Days of incurrence;

                (12) the incurrence of Indebtedness by foreign Subsidiaries of the Company in the aggregate principal amount (or accreted value, as applicable) at any time outstanding and incurred in reliance upon this clause (12) not to exceed $10.0 million; and

                (13) the incurrence by the Company or any Subsidiary Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million.

                (c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through
(13) above or is entitled to be incurred pursuant to the first paragraph of this covenant, in each case, as of the date of incurrence thereof, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this covenant and such Indebtedness shall be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by the Company; provided, however, that any incurrences of Indebtedness under Credit Facilities must be first applied to clause (1) above. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09.

SECTION 4.10.   RESTRICTED PAYMENTS.

                (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

                (1) declare or pay any dividend or make any other payment or distribution (A) on account of the Company's or any Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or (B) to the direct or indirect holders of the Company or any Restricted Subsidiary's Equity Interests in their capacity as such (other than dividends or distributions (i) payable in Equity

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                Interests (other than Disqualified Stock) of the Company or (ii)
                to the Company or a Restricted Subsidiary);

                (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

                (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations, other than Subordinated Obligations owed to the Company or any Restricted Subsidiary, except a payment of interest or principal at the Stated Maturity thereof;

                (4) pay any amount of Management Fees (including Deferred Management Fees) to a Person other than the Company or a Restricted Subsidiary; or

                (5) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (5) above being collectively referred to as "RESTRICTED PAYMENTS"),

                unless, at the time of and after giving effect to such Restricted Payment:

                              (A) no Default or Event of Default shall have occurred and is continuing or would occur as a consequence of such Restricted Payment; and

                              (B)   the Company would, at the time of such
                Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the provisions of Section 4.09; and

                              (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses
                (2), (3) and (4) of the next succeeding paragraph) is less than the sum, without duplication, of:

                       (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter after which the Notes are first issued to the end of the Company's most recently ended fiscal quarter in which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

                       (ii) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (excluding Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company or any Guarantor that have been converted into or exchanged for Equity Interests of the Company (other than Equity Interests, Disqualified Stock or debt securities sold to a Subsidiary of the Company), plus

                       (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                       (iv) in case, after the date of this Indenture, any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary under the terms of this Indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into the Company or a

                                       43
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        Restricted Subsidiary and an amount equal to the lesser of (1) the net book value at the date of the redesignation, combination or transfer of the aggregate Investments made by the Company and the Restricted Subsidiaries in the Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable), and (2) the fair market value of the Investments owned by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of the redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable).

                (b)    The preceding provisions shall not prohibit:

                (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

                (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests or Subordinated Obligations of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (other than Disqualified Stock); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph (and shall not previously have been relied on to make a Restricted Payment);

                (3) the defeasance, redemption, repurchase or other acquisition of Subordinated Obligations of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from Section 4.10(a)(C)(ii) hereof;

                (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any member of the Company's (or any Restricted Subsidiary's) management; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in reliance on this clause (4) may not exceed, (A) prior to the first public offering of common stock of the Parent Guarantor or the Company, an amount equal to $10.0 million since the date of this Indenture and $5.0 million during any twelve-month period; and
                (B) after the first public offering of common stock of the Parent Guarantor or the Company, $1.5 million in any twelve-month period;

                (5) cash payments, dividends or loans to the Parent Guarantor in amounts equal to: (a) the amounts required for the Parent Guarantor to pay any federal, state or local taxes to the extent such taxes are directly attributable to the income, gain, capital or assets of the Company and its Restricted Subsidiaries and (b) the amounts required for the Parent Guarantor to pay franchise taxes and other fees required to maintain its legal existence and all costs and expenses (including, without limitation, legal and accounting expenses and filing fees) incurred by the Parent Guarantor with respect to filings with the Commission;

                (6) any payments made in connection with the Transactions pursuant to the Recapitalization Agreement and any other agreements or documents related to the Transactions in effect on the closing date of the Transactions (without giving effect to subsequent amendments, waivers or other modifications to such agreements or documents) or as otherwise described in the Offering Memorandum, including payments made by the Company to the Parent Guarantor to allow the Parent Guarantor to satisfy its Obligations (including indemnification, purchase price adjustments, transaction fees and expenses, success fees, non-competition fees and retention bonuses) under such agreements or documents as such agreements or documents are in effect on the date of this Indenture;

                (7) the repurchase of Indebtedness subordinated to the Notes at a purchase price not greater than 101% of the principal amount thereof (plus accrued and unpaid interest) pursuant to a

                                       44
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                mandatory offer to repurchase made upon the occurrence of a
                Change of Control or upon certain Asset Sales; PROVIDED that the Company first make an offer to purchase the Notes (and repurchase all tendered Notes) under this Indenture pursuant to the provisions of this Indenture described under Sections 4.12 and 4.17 hereof; and

                (8) other Restricted Payments in an aggregate amount since the date of the Indenture not to exceed $10.0 million;

PROVIDED, HOWEVER, that, with respect to clauses (2), (3), (4), (7) and (8) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

                (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant and are in excess of $1.0 million shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.10 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.11.   LIENS.

                The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur or assume any consensual Liens of any kind against or upon any of their respective property or assets, or any proceeds, income or profit therefrom that secure Senior Subordinated Indebtedness or Subordinated Obligations, unless:

                       (1) in the case of Liens securing Subordinated Obligations, the Notes are secured by a Lien on such property, assets, proceeds, income or profit that is senior in priority to such Liens; and

                       (2) in the case Liens securing Senior Subordinated Indebtedness, the Notes are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit.

SECTION 4.12.   ASSET SALES.

                (a) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

                       (1) The Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold, leased, transferred, conveyed or otherwise disposed of or Equity Interests issued or sold;

                       (2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

                                    (A)   any liabilities, as shown on the
                       Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any note guarantee) that are assumed by the transferee of any such assets

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                       pursuant to a customary novation agreement that releases
                       the Company or such Restricted Subsidiary from further liability;

                                    (B)   any securities, notes or other
                       obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days, to the extent of the cash received in that conversion; and

                                    (C)   properties and assets to be owned by
                       the Company or any Restricted Subsidiary and used in a Permitted Business or Capital Stock in one or more Persons engaged in a Permitted Business that are or thereby become Restricted Subsidiaries of the Company
                       (in which case the Company shall, without further action, be deemed to have applied such deemed cash to an Investment in additional assets in accordance with clause
                       (3) below); and

                       (3) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (1) and (2).

                (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the Restricted Subsidiaries may apply those Net Proceeds at its option:

                       (1) to repay Senior Debt of the Company or any Guarantor (other than Indebtedness owed to the Company, any Guarantor or any Affiliate of the Company) and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                       (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Person engaged in a Permitted Business; or

                       (3) to acquire other long-term assets or property that are used in a Permitted Business.

Pending the final application of any Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

                Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "Excess Proceeds."

                (c) When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an offer (an "Asset Sale Offer") to all holders of Notes to purchase the maximum principal amount of Notes and, if the Company is required to do so under the terms of any other Indebtedness that is PARI PASSU with the Notes, such other Indebtedness on a pro rata basis with the Notes, that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn Notes pursuant to an Asset Sale Offer, the Company may use such remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and (based solely and in reliance upon an Officer's Certificate of the Company identifying same) such other PARI PASSU Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any

                                       46
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securities laws or regulations conflict with the Asset Sale provisions of this
Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its Obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

SECTION 4.13. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                (a) pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any Restricted Subsidiary;

                (b) make loans or advances to the Company or any Restricted Subsidiary; or

                (c) transfer any of its properties or assets to the Company or any Restricted Subsidiary.

                However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

                       (1) agreements governing Existing Indebtedness, Credit Facilities (including the Credit Agreement) and other agreements relating to the Transactions as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; PROVIDED that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are materially no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

                       (2)    this Indenture, the Notes and the note guarantees;

                       (3)    applicable law;

                       (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                       (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with industry practices;

                       (6) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (c) above;

                       (7) any agreement for the sale or other disposition of a Restricted Subsidiary or the assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition or the sale or other disposition of its assets; or

                                       47
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                       (8)    Permitted Refinancing Indebtedness; PROVIDED,
                              HOWEVER, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                       (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens; and

                       (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

SECTION 4.14.   TRANSACTIONS WITH AFFILIATES.

                The Company shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

                (a) the Affiliate Transaction is (1) evidenced in writing if it involves transactions of $1.0 million or more and (2) is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                (b)    the Company delivers to the Trustee:

                       (1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                       (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

                       (1) transactions or payments pursuant to any employment agreement entered into by the Company or any Restricted Subsidiary in the ordinary course of business of the Company or such Restricted Subsidiary;

                       (2) transactions between or among the Company and/or any Restricted Subsidiary;

                       (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

                       (4) payment of reasonable and customary fees and indemnities to directors who are not otherwise Affiliates of the Company;

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                       (5)    sales of Equity Interests (other than Disqualified
                              Stock) to Affiliates of the Company;

                       (6) transactions involving the payment of fees and other expenses that are contemplated by the Transactions; and

                       (7) Restricted Payments that are permitted by the provisions of this Indenture described under the provisions of Section 4.10.

SECTION 4.15.   BUSINESS ACTIVITIES.

                The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and the Restricted Subsidiaries, taken as a whole.

SECTION 4.16.   DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

                The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would be permitted by this Indenture, including the provisions of Sections 4.09 and
4.10 above. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by the Company delivering to the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation was permitted by the covenant described under the provisions of
Section 4.10 above.

                The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the provisions of Section 4.09 above, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

SECTION 4.17.   REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL.

                (a) Upon the occurrence of a Change of Control, the Company shall, within 30 days of a Change of Control, make an offer (the "CHANGE OF CONTROL OFFER") pursuant to the procedures set forth in Section 3.09 hereof to repurchase the Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 90 days from the date of such Change of Control. Each Holder shall have the right to accept such offer and require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes pursuant to the Change of Control Offer at a purchase price, in cash (the "CHANGE OF CONTROL AMOUNT"), equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the Purchase Date.

                (b) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

SECTION 4.18.   ADDITIONAL GUARANTEES.

                If the Company or any Restricted Subsidiary acquires or creates another Subsidiary after the date of this Indenture that is either formed under the laws of the United States or any state of the United States or the

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District of Columbia and (1) in which the Company has made an Investment of at least $0.5 million or (2) that incurs, guarantees or otherwise provides direct credit support for any Indebtedness, other than pursuant to clause (b)(12) of
Section 4.09 above, then that newly acquired or created Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an Officers' Certificate and an Opinion of Counsel satisfactory to the Trustee within 10 business days of the date on which it was acquired or created; PROVIDED, HOWEVER, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture. The note guarantee of any such newly acquired or created Subsidiary that becomes a Guarantor shall be subordinated to all Indebtedness under the Credit Agreement and all other Senior Debt of such Guarantor to the same extent as the Notes are subordinated to the Senior Debt of the Company.

SECTION 4.19.   NO INCURRENCE OF SENIOR SUBORDINATED DEBT

                The Company will not incur any Indebtedness that (i) is subordinate or junior in right of payment to any Senior Debt of the Company and
(ii) senior in any respect in right of payment to the Notes. No Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's note guarantee.

                                   ARTICLE 5.

                                   SUCCESSORS

SECTION 5.01.   MERGER, CONSOLIDATION OR SALE OF ASSETS.

                (a) Neither the Company nor any Guarantor may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company or such Guarantor, as the case may be, is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any Guarantor, in one or more related transactions, to another Person; unless:

                       (1) either: (a) the Company or such Guarantor, as the case may be, is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is either a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or, in the case of Guarantors formed outside the United States, is organized under the laws of the jurisdiction under which such Guarantor is formed;

                       (2) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as the case may be) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes by a supplemental indenture under this indenture all the Obligations of the Company or such Guarantor, as the case may be, under the Notes and this Indenture;

                       (3) immediately after such transaction no Default or Event of Default exists; and

                       (4) except with respect to a consolidation or merger of the Company with or into a Guarantor, or a Guarantor with or into another Guarantor, the Company or such Guarantor, as the case may be, or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least

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                              $1.00 of additional Indebtedness pursuant to the
                              Fixed Charge Coverage Ratio test set forth in
                              Section 4.09(a) above.

                (b) Notwithstanding the preceding clause (a)(4), (i) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Subsidiary Guarantor and (ii) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another United States jurisdiction to realize tax benefits.

                (c) In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. In the case of a lease of all or substantially all of the assets of the Company, the Company shall not be released from its Obligations under the Notes or this Indenture, as applicable.

                (d) Except as described with respect to the release of note guarantees of Subsidiary Guarantors under Article 10 of this Indenture, the entity formed by or surviving any consolidation or merger (if other than the Company or a Guarantor) shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture.

SECTION 5.02.   SUCCESSOR CORPORATION SUBSTITUTED.

                Each surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company or a Guarantor, as applicable, under this Indenture; PROVIDED, HOWEVER, that in the case of:

                (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, or in the case of a Guarantor, such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of such Guarantor or all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company or to any Guarantor), or

                (b)    a lease,

the predecessor company shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes and obligations under the guarantees.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

SECTION 6.01.   EVENTS OF DEFAULT.

                Each of the following is an Event of Default:

                       (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of this Indenture);

                       (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of this Indenture);

                       (iii) failure by the Company or any Restricted Subsidiary for 30 days after notice to comply with the provisions of Sections 4.09 or 4.10 hereof;

                       (iv) failure by the Parent Guarantor, the Company or any Restricted Subsidiary to comply with the provisions of Sections 4.12, 4.17 or 5.01 hereof;

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                       (v)    failure by the Company or any Restricted
        Subsidiary for 60 days after notice to comply with any of its other agreements in this Indenture or the Notes;

                       (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

                       (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or

                       (B) results in the acceleration of such Indebtedness prior to its express maturity;

        and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more;

                       (vii) failure by the Company or any Restricted Subsidiary to pay final judgments aggregating in excess of $7.5 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                       (viii) except as permitted by this Indenture, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee;

                       (ix) the Company, Parent Guarantor, or any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary:

                              (A) commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

                              (B) consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

                              (C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, Trustee or custodian of it or for all or substantially all of its property;

                              (D) makes a general assignment for the benefit of its creditors;

                              (E) admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency; or

                              (F) seeks a stay of proceedings against it or proposes or gives notice or intention to propose a compromise, arrangement or reorganization of any of its debts or obligations under any Bankruptcy Law; and

                       (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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                              (A)   is for relief against the Company, Parent
                Guarantor, or any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary Subsidiary; or

                              (B)   appoints a receiver, interim receiver,
                receiver and manager, liquidator, trustee or custodian of the Company, Parent Guarantor, or any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, Parent Guarantor or any such Restricted Subsidiary;

                              (C)   orders the liquidation of the Company,
                Parent Guarantor, or any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

                              (D)   orders the presentation of any plan or
                arrangement, compromise or reorganization of the Company, Parent Guarantor, or any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

        and such order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.   ACCELERATION.

                If any Event of Default (other than those of the type described in Section 6.01(ix) or (x)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of all the Notes, together with all accrued and unpaid interest, and premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the "ACCELERATION NOTICE"), and the same shall become immediately due and payable.

                In the case of an Event of Default specified in Section 6.01(ix) or (x) hereof, all outstanding Notes shall become due and payable immediately without further action or notice by the Trustee or the Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

                At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if:

                (a) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

                (b) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by reason of such declaration of acceleration;

                (c) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

                (d) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

                (e) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(ix) or (x), the Trustee has received an Officers' Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

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                In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by the Company or on the Company's behalf with the intention of avoiding payment of the premium that the Company would have been required to pay if the Company had then elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to May 15, 2008 by reason of any willful action (or inaction) taken (or not taken) by the Company or on the Company's behalf with the intention of avoiding the prohibition on redemption of the Notes prior to May 15, 2008, then the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon acceleration of the Notes.

SECTION 6.03.   OTHER REMEDIES.

                If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.

SECTION 6.04.   WAIVER OF PAST DEFAULTS.

                The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default in the payment of the principal of or interest on the Notes. Upon any waiver of a Default or Event of Default such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.   CONTROL BY MAJORITY.

                Subject to Section 7.01, Section 7.02(f) (including the Trustee's receipt of the security or indemnification described therein) and
Section 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or is unduly prejudicial to the rights of other Holders of Notes.

SECTION 6.06.   LIMITATION ON SUITS.

                No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

                (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from the Company or Parent Guarantor;

                (b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request to the Trustee to pursue a remedy;

                (c) Holder of a Note or Holders of Notes offer, and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

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                (d)    the Trustee shall have failed to comply with the request
within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                (e) during the 60-day period the Holder of a majority in principal amount of the Notes then outstanding shall not have given the Trustee a direction inconsistent with the request.

                The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.

                A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.06 hereof), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.   COLLECTION SUIT BY TRUSTEE.

                If an Event of Default specified in Section 6.01 (i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

                The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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SECTION 6.10.   PRIORITIES.

                Any money collected by the Trustee pursuant to this Article 6 and, after an Event of Default, any other money or property distributable in respect of the Company's and any Guarantor's obligations under this Indenture shall be paid in the following order:

                FIRST: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

                The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.   UNDERTAKING FOR COSTS.

                In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.

                                     TRUSTEE

SECTION 7.01.   DUTIES OF TRUSTEE.

                (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                (b)    Except during the continuance of an Event of Default:

                                    (1)   the duties of the Trustee shall be
                       determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                                    (2)   in the absence of bad faith on its
                       part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions, which by any provision hereof are specifically required to be furnished to the Trustee, to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

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                (c)    The Trustee may not be relieved from liability for its
own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                                    (1)   this paragraph does not limit the
                       effect of paragraph (b) of this Section;

                                    (2)   the Trustee shall not be liable for
                       any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                                    (3)   the Trustee shall not be liable with
                       respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

                (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.   RIGHTS OF TRUSTEE.

                Subject to Section 7.01:

                (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

                (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                (c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                (d) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company. Any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

                (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                (f) The Trustee shall not be deemed to have notice, or be charged with knowledge of any Default or Event of Default unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or

                                       57
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the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

                (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

                (h) The Trustee shall have no duty to inquire as to the performance of the Company's covenants herein.

                (i) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

                The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 and
7.11 hereof.

SECTION 7.04.   TRUSTEE'S DISCLAIMER.

                The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.   NOTICE OF DEFAULTS.

                If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall transmit by first-class mail to Holders as their names and addresses appear in the Security Register a notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS.

                Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee also shall transmit by mail all reports as required by TIA Section 313(c).

                A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

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SECTION 7.07.   COMPENSATION AND INDEMNITY.

                The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                The Company shall indemnify the Trustee, including in its capacity as any Agent, or any predecessor Trustee including in its capacity as any Agent for, and hold it harmless against, any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article 7, "LOSSES") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its gross negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations under this Section 7.07, to the extent the Company has not been materially prejudiced thereby. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee's own gross negligence or willful misconduct.

                The obligations of the Company and (by virtue of Section 10.01) the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee, payment in full of the Notes and the termination for any reason of this Indenture.

                To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee, payment in full of the Notes and the termination for any reason of this Indenture.

                When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or (x) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.   REPLACEMENT OF TRUSTEE.

                A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                The Trustee may resign in writing at any time upon 30 days' prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                (a)    the Trustee fails to comply with Section 7.10 hereof;

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                (b)    the Trustee is adjudged bankrupt or insolvent or an order
for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (c) a custodian or public officer takes charge of the Trustee or its property; or

                (d)    the Trustee becomes incapable of acting.

                If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                If a successor Trustee does not deliver its written acceptance of appointment within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; PROVIDED, HOWEVER, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

                In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, the Guarantors, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental Indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

                If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall, if such successor Person is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.

                There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned Subsidiary of a bank or trust company, or

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of a bank holding company, the principal Subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

                This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b); provided, however that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which the securities or certificates of interest or participation in other securities of the Company or any Guarantor are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                Nothing contained herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the TIA.

SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

SECTION 8.02.   LEGAL DEFEASANCE AND DISCHARGE.

                Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its Obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE") and each Guarantor shall be released from all of its Obligations under its guarantee. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a), (b) and (d) below, and to have satisfied all its other Obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due, (b) the Company's Obligations with respect to such Notes under Article 2 and Sections 4.01 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including under Section 7.07) and the Company's and the Guarantors' Obligations in connection therewith and (d) this
Article 8. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.   COVENANT DEFEASANCE.

                Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its Obligations under the covenants contained in Sections 4.05 and 4.06 and
4.09 through 4.18 hereof, and the operation of Sections 5.01(a)(4) hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "COVENANT DEFEASANCE") and each Guarantor shall be released

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from all of its Obligations under its guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iii) (with respect to the covenants contained in Sections 4.09 or 4.10 hereof, (iv) (with respect to the covenants contained in sections 4.12 or 4.17 or Section 5.01(a)(4) hereof), (v), (vi), (vii), (ix) and (x) of such Section 6.01 (but in the case of (ix) and (x) of Section 6.01 hereof, with respect to Restricted Subsidiaries only) or because of the Company's failure to comply with Section 5.01(a)(4) hereof.

SECTION 8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes.

                In order to exercise Legal Defeasance or Covenant Defeasance:

                (a) the Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                (b) in the case of Legal Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (c) in the case of Covenant Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel confirming that Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than this Indenture), to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

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                (f)    the Company shall have delivered to the Trustee an
Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

                (g) the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been satisfied.

                Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) or (c) above need not be delivered if at such time all outstanding Notes have been irrevocably called for redemption. In the case of Legal Defeasance, the note guarantees, if any, shall terminate and in the case of Covenant Defeasance the note guarantees, if any, shall terminate with respect to such covenants.

SECTION 8.05. DEPOSITED CASH AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                Subject to Section 8.06 hereof, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

                The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                Anything in this Article 8 to the contrary notwithstanding, except in the case of an Event of Default the Trustee shall deliver or pay to the Company, subject, nevertheless, to the Lien provided for in Section 7.07, from time to time upon the request of the Company any cash or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.   REPAYMENT TO COMPANY.

                The Trustee shall promptly, and in any event, no later than five
(5) Business Days, pay to the Company after request therefor any excess money held with respect to the Notes at such time in excess of amounts required to pay any of the Company's Obligations then owing with respect to the Notes.

                Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as Trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

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SECTION 8.07.   REINSTATEMENT.

                If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's Obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.   WITHOUT CONSENT OF HOLDERS OF NOTES.

                Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

                (a)    cure any ambiguity, defect or inconsistency;

                (b) provide for uncertificated Notes in addition to or in place of certificated Notes (PROVIDED that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code);

                (c) provide for the assumption of the Company's or a Guarantor's Obligations to Holders in the case of a merger, consolidation or sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company or such Guarantor, pursuant to
Section 5.01;

                (d) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

                (e) provide for or confirm the issuance of Additional Notes otherwise permitted to be incurred by this Indenture; or

                (f) comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

SECTION 9.02.   WITH CONSENT OF HOLDERS OF NOTES.

                Except as provided below in this Section 9.02, the Company, a Guarantor and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, interest, if any, on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment ) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, the Notes).

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                Without the consent of each Holder, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                (b) reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to the redemption of the Notes relating to the provisions under Section 4.17 hereof;

                (c) reduce the rate of or change the time for payment of interest on any Note;

                (d) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes, (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment Default that resulted from such acceleration);

                (e) make any Note payable in money other than that stated in such Note;

                (f) make any change in the provisions (including applicable definitions) of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, or interest, if any, on the Notes;

                (g) waive a redemption or repurchase payment with respect to any Note, including a payment required by the provisions under Sections 4.12 and
4.17 hereof;

                (h) make any change in any note guarantees that would adversely affect the holders of the Notes or release any Guarantor from any of its Obligations under its note guarantee or this Indenture, except in accordance with the terms of this Indenture;

                (i) make any change to the subordination provisions of this Indenture (including applicable definitions) that would adversely affect the holders of the Notes; or

                (j) make any change in the preceding amendment and waiver provisions.

                The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; PROVIDED that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

                It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder's address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

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SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

                Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS.

                Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

SECTION 9.05.   NOTATION ON OR EXCHANGE OF NOTES.

                The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

                The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03 hereof).

                                   ARTICLE 10.

                                   GUARANTEES

SECTION 10.01.  GUARANTEE.

                Subject to Articles 10 and 11, the Guarantors hereby unconditionally guarantee, jointly and severally, on a senior subordinated basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and to the extent permitted by law, interest, and the due and punctual performance of all other Obligations of the Company to the Holders and the Trustee under this Indenture, the Registration Rights Agreement or any other agreement with or for the benefit of the Holder or the Trustee, all in accordance with the terms hereof and thereof. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                Each Guarantor hereby agrees that its Obligations with regard to its guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the Obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the

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Company or any other obligor with respect to this Indenture, or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including, but not limited to: (a) any right to require any of the Trustee, the Holders or the Company (each a "BENEFITED PARTY"), as a condition of payment or performance by such Guarantor, to first (1) proceed against the Company, any other Guarantor or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company, including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the guarantees, except behavior which amounts to bad faith;
(e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the guarantees and any legal or equitable discharge of such Guarantor's Obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate Guarantors or sureties, or which may conflict with the terms of the guarantees. Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05 hereof, each Guarantor hereby covenants that its guarantee shall not be discharged except by complete performance of the Obligations contained in its guarantee and this Indenture.

                If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.02 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the guarantee.

                Each Guarantor agrees, and each Holder by accepting a Guarantee agrees, that the Obligations of each Guarantor under its Guarantee pursuant to this Article 10, other than its obligation in respect of amounts due under
Section 7.07, shall be junior and subordinated to the Senior Debt of such Guarantor (including without limitation, guarantees of Obligations arising under the Credit Agreement) on the same basis as the Notes are junior and subordinated to the Senior Debt. For purposes of the foregoing sentence, the Trustee and the Holders shall have the rights to receive and/or retain payments by any of the Guarantors, or to take or sustain any enforcement actions

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with respect to such Guarantees, only at such time as they may receive and/or retain payments or undertake and sustain enforcement actions in respect of the Notes pursuant to Article 11.

SECTION 10.02.  LIMITATION ON GUARANTOR LIABILITY.

                (a) Each Guarantor, and each Holder by its acceptance of Notes, hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that each Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Company's Obligations under the Notes and this Indenture or (b) the amount, if any, which would not have (1) rendered the Guarantor "insolvent" (as such term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or
(2) left it with unreasonably small capital at the time its guarantee with respect to the Notes was entered into, after giving effect to the incurrence of Existing Indebtedness immediately before such time; PROVIDED, HOWEVER, it shall be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the Notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or Trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (b).

                (b) In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the proviso of Section 10.2(a) hereof, the right of each Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 10.03.  EXECUTION AND DELIVERY OF GUARANTEE.

                To evidence its guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such guarantee in substantially the form included in Exhibit D attached hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

                Each Guarantor hereby agrees that its guarantee set forth in
Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such guarantee.

                If an Officer whose signature is on this Indenture or on the guarantee no longer holds that office at the time the Trustee authenticates the Note on which a guarantee is endorsed, the guarantee shall be valid nevertheless.

                The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.04.  GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

                Except as otherwise provided in Section 10.05 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another Person whether or not affiliated with such Guarantor unless:

                (a) subject to Section 10.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the Obligations of such Guarantor, pursuant to a supplemental indenture under this Indenture, the guarantee and any Registration Rights Agreements on the terms set forth herein or therein; and

                (b) Guarantor complies with the requirements of Article 5 hereof.

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                In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee, of the guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by Guarantor, such successor Person shall succeed to and be substituted for Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such guarantees had been issued at the date of the execution hereof.

                Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 10.05.  RELEASES FOLLOWING SALE OF ASSETS.

                In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary or a parent of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any Obligations under its guarantee; PROVIDED that the Net Proceeds of such sale or other disposition shall be subject to all applicable provisions of this Indenture, including without limitation Section
4.12 hereof. If a Restricted Subsidiary which is a Guarantor is designated as an Unrestricted Subsidiary in accordance with the provisions of Section 4.16 hereof, such Guarantor shall be released and relieved of any Obligations under its guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition or designation was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.12 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligations under its guarantee.

                Any Guarantor not released from its Obligations under its guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of any Guarantor under this Indenture.

                                   ARTICLE 11.

                                  SUBORDINATION

SECTION 11.01.  AGREEMENT TO SUBORDINATE.

                The Company and each Guarantor agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by, and all "payments" on and "distributions" on or with respect to, the Notes (including any obligation to repurchase the Notes) and any note guarantees, is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed. This
Article 11 shall constitute a continuing agreement with all Persons who become holders of, or continue to hold Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt.

SECTION 11.02.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

                Upon any payment or distribution of the assets of the Company to creditors of the Company or the relevant Guarantor in a liquidation or dissolution of the Company or the Guarantors in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or any Guarantor or their respective

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property, an assignment for the benefit of creditors or any marshaling of the
Company's and any Guarantor's assets and liabilities, the holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt), including, without limitation, in the case of Senior Debt under the Credit Agreement, interest after the commencement of any such proceeding at the rate specified in the Credit Agreement whether or not the claim for such interest is allowed as a claim after such bankruptcy filing, before the Holders shall be entitled to receive any payment or distribution with respect to the Notes or guarantees, and until all Obligations with respect to Senior Debt are paid in full in cash, any payment or distribution to which the Holders would be entitled but for this
Article 11 shall be made to the holders of Senior Debt (except that Holders may receive and retain Permitted Junior Securities and payments made from the trust described under Article 8 or Section 12.02 if such funds were deposited in accordance with, and to the extent permitted by, this Article 11).

SECTION 11.03.  DEFAULT ON DESIGNATED SENIOR DEBT.

                (a) The Company may not make any payments or distributions with respect to the Notes or any guarantee if (i) any Designated Senior Debt (including principal, premium, if any or interest) or any Obligation owing from time to time under or in respect of Designated Senior Debt is not paid in full in cash when due (whether at maturity, by acceleration, lapse of time, demand or otherwise) or (ii) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity prior to the date on which it would otherwise have been due and payable and a Responsible Officer of the Trustee receives a notice of such Default (a "PAYMENT BLOCKAGE NOTICE") from the Company or (1) with respect to Designated Senior Debt arising under the Credit Agreement, from the agent for the lenders thereunder, or (2) with respect to any other Designated Senior Debt, from a representative of the holders of any such Designated Senior Debt (unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Debt has been paid in full in cash or discharged). However, the Company and the Guarantors may and shall pay the Notes without regard to the foregoing if the Company and a Responsible Officer of the Trustee receive written notice approving such payment from the trustee, agent or representative, if any, (the "REPRESENTATIVE") for an issue of Designated Senior Debt with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing.

                (b)    Payments on the Notes shall be resumed:

                       (i) in the case of a payment Default, upon the earlier of the date on which such default is cured or waived or such Designated Senior Debt has been discharged or paid in full in cash, and,

                       (ii) in the case of a nonpayment Default, upon the earliest of (1) the date on which such nonpayment Default is cured or waived, (2) 179 days after which the date on which the applicable Payment Blockage Notice is received unless the maturity of any Designated Senior Debt has been accelerated, (3) the date on which such payment blockage period shall have been terminated by written notice received by a Responsible Officer of the Trustee from the agent under the Credit Agreement as long as Indebtedness under the Credit Agreement shall be outstanding and thereafter by the party initiating such payment blockage period or (4) the date on which such Designated Senior Debt has been discharged or paid in full in cash.

                (c) No new Payment Blockage Notice shall be delivered unless and until (i) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, interest and premium on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days. Following the expiration of any period during which the Company is prohibited from making payments on the Notes pursuant to a Payment Blockage Notice, the Company shall be obligated to resume making any and all required payments in respect of the Notes, including any missed payments, unless the maturity of any Designated Senior Debt has been accelerated, and such acceleration remains in full force and effect.

                (d) The Company shall give prompt written notice to the Trustee of any default in the payment of any Senior Debt or any acceleration under any Senior Debt or under any agreement pursuant to which

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Senior Debt may have been issued. Failure to give such notice shall not affect the subordination of the Notes to the Senior Debt or the application of the other provisions provided in this Article Eleven.

                (e) So long as any Indebtedness is outstanding under the Credit Agreement, only the agent under such Credit Agreement shall be permitted to deliver a Payment Blockage Notice or to otherwise act as the Representative of the holders of Designated Senior Debt.

SECTION 11.04.  ACCELERATION OF NOTES.

                If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt (including, without limitation, the agent under the Credit Agreement) or the Representative of the acceleration.

SECTION 11.05.  WHEN DISTRIBUTION MUST BE PAID OVER.

                In the event that the Trustee receives or is holding, or any Holder receives, any payment or distribution with respect to the Notes or any guarantee of the Notes, and such payment is prohibited by Section 11.02 or 11.03 hereof, such payment or distribution shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to the Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall mistakenly pay over or distribute to or on behalf of Holders or the Company, any Guarantor, or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this
Article 11, unless a Responsible Officer of the Trustee has received a Payment Blockage Notice and such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 11.06.  NOTICE BY THE COMPANY.

                The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes or guarantees to violate this Article 11, but failure to give such notice shall not affect the subordination of the Notes or the guarantees to the Senior Debt as provided in Articles 10 and 11.

SECTION 11.07.  SUBROGATION.

                After all Senior Debt is paid in full in cash and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this Article 11 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

                If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of all amounts payable under the Senior Debt, then and in such case the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of such Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full in cash; PROVIDED, HOWEVER, that such payments or distributions shall be paid first pro rata to Holders that previously paid amounts and then pro rata to all Holders.

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SECTION 11.08.  RELATIVE RIGHTS.

                This Article 11 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

                (a) impair, as between the Company and Holders, the Obligation of the Company, which is absolute and unconditional, to pay principal, premium and interest on the Notes in accordance with their terms;

                (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

                If the Company fails because of this Article 11 to pay principal, premium and interest on a Note on the due date, the failure is still a Default.

SECTION 11.09.  SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY.

                No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

                Subject to the other provisions of this Indenture, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders, and without impairing or releasing the subordination provided in Articles 10 and 11, or the obligations hereunder of the Holders to the holders of the Senior Debt, do any one or more of the following: (a) change in the manner, place, or terms of payment, or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding or secured; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing the Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company, the Guarantor or any other Person; PROVIDED, HOWEVER, that this provision shall not in any way permit the Company or any Guarantor to take any action otherwise prohibited by this Indenture.

SECTION 11.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

                Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

                Upon any payment or distribution of assets of the Company or any Guarantor referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution (so long as the existence of the subordination provisions of Articles 10 and 11 have been brought to the attention of such court, Representative, liquidating trustee or agent, or other Person), the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.11.  RIGHTS OF TRUSTEE AND PAYING AGENT.

                Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge or notice of the existence of any facts that would prohibit the making of any payment to or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless and until a Responsible Officer of the Trustee shall have received at the Corporate

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Trust Office of the Trustee no later than two (2) Business Days prior to the due date of such payment written notice of facts that would cause the payment of any principal, premium and interest with respect to the Notes to violate this
Article 11 and, prior to the receipt of any such written notice, the Trustee, shall be entitled in all respects conclusively to presume that no such fact exists. Unless the Trustee shall have received the notice provided for in the preceding sentence, the Trustee shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. Only the Company or a Representative may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 6.10 and 7.07 hereof.

                The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 11.12.  AUTHORIZATION TO EFFECT SUBORDINATION.

                Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to acknowledge and effectuate the subordination as provided in this Article 11, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative of Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes and the Trustee shall have no liability therefor.

SECTION 11.13.  TRUST MONEYS NOT SUBORDINATED.

                Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of Government Securities held in trust under
Article 8 or Section 12.02 hereof by the Trustee (or other qualifying trustee) not in violation of Section 11.03 hereof for the payment of principal of (and premium, if any) and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article 11, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt or any other creditor of the Company.

SECTION 11.14.  PAYMENT AND DISTRIBUTION.

                For purposes of this Article 11, the term "payment" and/or "distribution" means any payment or distribution (whether direct or indirect, whether in cash, property, securities, or otherwise, and whether obtained or distributed by set-off, liquidation, bankruptcy distribution, settlement, or otherwise) made by any Person (including, without limitation, any payments or distributions made pursuant to Section 4.17 or by any court or governmental body or agency, any trustee in bankruptcy, or any liquidating trustee) with respect to any Note or any guarantees or otherwise under this Indenture, including, without limitation, payment of principal, premium or interest, on the Notes or any payments under or with respect to any note guarantees, any depositing of funds with the Trustee or any Paying Agent (including, without limitation, a deposit in respect of defeasance or redemption, any payment on account of any optional or mandatory redemptions or repurchase provisions, any payment or recovery on any claim under this Indenture, any note guarantees, any Note, or relating to or arising out of the offer, sale, or purchase of any Note (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability); PROVIDED THAT, for the purposes of this
Article 11, all Obligations now or hereafter existing under any Senior Debt, (including, without limitation, the Credit Agreement, any Hedging Obligations or agreements with respect to the issuance of letters of credit) shall not be deemed to have been paid in full unless the holders thereof shall have received payment in full and all commitments thereunder and all letters of credit issued thereunder have expired.

SECTION 11.15.  NO CLAIMS.

                No holder of the Subordinated Obligations shall have any claim to any property or assets of the Company, any Guarantor, or any Subsidiary of the Company or any Guarantor, unless and until the Senior Debt shall have been fully paid in cash.

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SECTION 11.16.  ACKNOWLEDGEMENT OF HOLDERS.

                Each holder of Subordinated Obligations by accepting a Note or a guarantee acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and consideration to each holder of Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes or the guarantees, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                   ARTICLE 12.

                           SATISFACTION AND DISCHARGE

SECTION 12.01.  SATISFACTION AND DISCHARGE.

                This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

                              (1)   either:

                              (A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                              (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

                              (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or shall occur as a result of the deposit and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                              (3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

                              (4)   the Company has delivered irrevocable
                       instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

                In addition, the Company shall have delivered an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

                Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Holders under Section 4.01 and to the Trustee under Section 7.07 shall survive.

SECTION 12.02. DEPOSITED CASH AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                Subject to Section 12.03 hereof, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 12.02, the "TRUSTEE") pursuant to Section 12.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

SECTION 12.03.  REPAYMENT TO COMPANY.

                Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as Trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

                                   ARTICLE 13.

                                  MISCELLANEOUS

SECTION 13.01.  TRUST INDENTURE ACT CONTROLS.

                If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION 13.02.  NOTICES.

                Any notice, request or other communication by the Company and/or a Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other's address:

                If to the Company or the Subsidiary Guarantors:

                Medex, Inc.
                6250 Shier-Rings Road
                Dublin, Ohio 43016
                Attention: General Counsel
                Facsimile No.: (614) 791-5464

                If to the Parent Guarantor:

                MedVest Holdings Corporation
                6250 Shier-Rings Road
                Dublin, Ohio 43016
                Attention: General Counsel
                Facsimile No.: (614) 791-5464

                And a copy to:

                Winston & Strawn
                35 West Wacker Drive
                Chicago, Illinois 60601
                Attention: R. Cabell Morris, Esq.
                Facsimile No.: (312) 558-5700

                If to the Trustee:

                The Bank of New York
                101 Barclay Street 8W
                New York, NY 10286
                Attention: Corporate Trust Division
                Facsimile No.: (212) 815-5707

                The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

                All notices, requests and other communications (other than those sent to the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt.

                Any notice or other communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

                (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 13.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate, certificates of public officials or reports or opinions of experts.

SECTION 13.06.  RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS.

                No director, officer, employee, incorporator or stockholder of the Company, or any Guarantor, as such, shall have any liability for any Obligations of the Company or of the Guarantors under the Notes, this Indenture, the guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive liabilities under the federal securities laws.

SECTION 13.08.  GOVERNING LAW.

                THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE

PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                The Company, the Guarantors and (by their acceptance of the Notes) the Holders, agree to submit to the non-exclusive jurisdiction of any United States federal or New York State court located in the Borough of Manhattan, in The City of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

                The Company, the Guarantors and the Trustee hereby knowingly, voluntarily and intentionally waive any right they may have to a trial by jury in respect of any litigation based upon, or arising out of, under or in connection with, this Indenture or the Notes or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company, the Guarantors or the Trustee relating thereto. The Company and the Guarantors each acknowledge and agrees that it has received full and sufficient consideration for this provision waiving trial by jury and that this provision is a material inducement for the Company and the Guarantors entering into this Indenture.

SECTION 13.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Parent Guarantor, the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.  SUCCESSORS.

                All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11.  SEVERABILITY.

                In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12.  COUNTERPART ORIGINALS

                The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13.  TABLE OF CONTENTS, HEADINGS, ETC.

                The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14.  QUALIFICATION OF THIS INDENTURE.

                The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of any Registration Rights Agreements and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of May 21, 2003.


                                   COMPANY:

                                   MEDEX, INC.

                                   By: /s/ Michael I. Dobrovic
                                       ----------------------------
                                       Name: Michael I. Dobrovic
                                       Title: Vice President, Chief Financial
                                              Officer and Treasurer


                                   PARENT GUARANTOR:

                                   MEDVEST HOLDINGS CORPORATION

                                   By: /s/ Michael I. Dobrovic
                                       ----------------------------
                                       Name: Michael I. Dobrovic
                                       Title: Vice President, Chief Financial
                                              Officer and Treasurer


                                   SUBSIDIARY GUARANTORS:

                                   MEDEX MEDICAL, INC.

                                   By: /s/ Michael I. Dobrovic
                                       ----------------------------
                                       Name: Michael I. Dobrovic
                                       Title: Vice President, Chief Financial
                                              Officer and Treasurer


                                   MEDEX CARDIO-PULMONARY, INC.

                                   By: /s/ Michael I. Dobrovic
                                       ----------------------------
                                       Name: Michael I. Dobrovic
                                       Title: Vice President, Chief Financial
                                              Officer and Treasurer

                                   TRUSTEE:

                                   THE BANK OF NEW YORK,
                                   as Trustee


                                   By: /s/ Cynthia Chaney
                                       ----------------------------
                                       Name:  Cynthia Chaney
                                       Title: Vice President

                                                                     EXHIBIT A-1
================================================================================

                                 (Face of Note)

                    8-7/8% SENIOR SUBORDINATED NOTES DUE 2013

                                                              CUSIP ____________

        NO. _____                                                  $____________


                                   MEDEX, INC.

promises to pay to CEDE & CO., INC. or its registered assigns, the principal sum of ___________________ Dollars ($______________) on May 15, 2013.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2003.

Record Dates: May 1 and November 1.

                                      A-1-1

                IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

                                          MEDEX, INC.


                                          By:
                                             --------------------------------
                                             Name:
                                             Title:

CERTIFICATE OF AUTHENTICATION

This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee


By:
   -----------------------------------------------
                Authorized Signatory


Dated: May ____, 2003

                                      A-1-2

                                 (Back of Note)

                    8-7/8% SENIOR SUBORDINATED NOTES DUE 2013

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE TERMS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE TERMS OF THE INDENTURE]

                Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1. INTEREST. Medex, Inc., an Ohio corporation (the "COMPANY"), promises to pay interest (as defined in the Indenture) on the principal amount of this Note at 8-7/8% per annum until maturity and shall pay Additional Interest, if any, as provided in the Registration Rights Agreement relating to these Notes. The Company shall pay interest semi-annually in arrears in cash on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 21, 2003; PROVIDED, HOWEVER, that if there is no existing Default in the payment of interest, and if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be November 15, 2003. The Company shall (to the extent that it may lawfully do so) pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on May 1 or November 1 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; PROVIDED, HOWEVER, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company, Parent Guarantor or any of their Subsidiaries may act in any such capacity.

        4. INDENTURE. The Company issued the Notes under an Indenture, dated as of May 21, 2003 ("INDENTURE"), among the Company, the Parent Guarantor, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

        5.      OPTIONAL REDEMPTION.

                (a) At any time before May 15, 2006, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including Additional Notes) issued under this Indenture at a

                                      A-1-3
redemption price of 108.875 % of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of any Equity Offering; PROVIDED, HOWEVER, that (1) at least 65% of the original aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Parent Guarantor and its Subsidiaries); and (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

                (b) Except pursuant to the preceding paragraph, the Notes shall not be redeemable at the Company's option prior to May 15, 2008.

                (c) On or after May 15, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

        YEAR                                           PERCENTAGE
        ----                                           ----------
        2008.........................................     104.438%

        2009.........................................     102.958%

        2010.........................................     101.479%

        2011 and thereafter..........................     100.000%

                (d) Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

        6.      MANDATORY REDEMPTION. Except as set forth in Sections 4.12 and
4.17 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        7.      REPURCHASE AT OPTION OF HOLDER.

                (a) Upon the occurrence of a Change of Control, the Company shall, within 30 days of a Change of Control, make an offer pursuant to the procedures set forth in Section 3.09 of the Indenture, to repurchase the Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 90 days from the date of such Change of Control. Each Holder shall have the right to accept such offer and require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes pursuant to the Change of Control Offer at a purchase price, in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the Purchase Date.

                (b) If the Company or any Restricted Subsidiary consummates any Asset Sales, the Company shall not be required to apply any Net Proceeds to repurchase Notes in accordance with the Indenture until the aggregate Excess Proceeds from all Asset Sales following the date the Notes are first issued exceeds $5.0 million. Thereafter, the Company shall make an Asset Sale Offer to all Holders of Notes and if the Company is required to do so under the terms of any other Indebtedness that ranks equally in right of payment with the Notes and the terms of which are PARI PASSU with the Notes, such other Indebtedness on a pro rata basis with the Notes, that may be purchased out of the Excess Proceeds. The offer price shall be in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, to the date of purchase in accordance with the terms of the Indenture. To the extent that the aggregate amount of Notes and other Indebtedness tendered under such Asset Sale Offer is less than the Excess Proceeds, any remaining Excess Proceeds may be used for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds available for purchases of such Notes, the Trustee shall select the Notes to be purchased in the manner set forth in Section 3.02 of the Indenture.

        8. NOTICE OF REDEMPTION. Notices of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of

                                      A-1-4
the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

        9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

        11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any then outstanding, voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and
6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, interest, if any, on the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or Exchange Offer for the Notes). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to (a) cure any ambiguity, defect or inconsistency; (b) provide for uncertificated Notes in addition to or in place of certificated Notes (PROVIDED that the uncertificated Notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (c) provide for the assumption of the Obligations of the Company to Holders in the case of a merger, consolidation or sale of all or substantially all of the assets of the Company;
(d) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder; (e) provide for or confirm the issuance of Additional Notes otherwise permitted to be incurred by this Indenture; or (f) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

        12. DEFAULTS AND REMEDIES. Each of the following constitutes an Event of Default with respect to the Notes: (i) default for 30 days in the payment when due of interest, if any, on the Notes (whether or not prohibited by the Subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the Subordination provisions of the Indenture); (iii) failure by the Company or any Restricted Subsidiary for 30 days after notice to comply with the provisions of Section 4.09 or 4.10 of the Indenture; (iv) failure by the Parent Guarantor, the Company or any Restricted Subsidiary to comply with the provisions of Sections 4.12, 4.17 or 5.01 of the Indenture; (v) failure by the Company or any Restricted Subsidiary for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (vi) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the

                                      A-1-5
maturity of which has been so accelerated, aggregates $7.5 million or more;
(vii) failure by the Company or any Restricted Subsidiary to pay final judgments aggregating in excess of $7.5 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee; and (ix) certain events of bankruptcy, insolvency or reorganization affecting the Company, Parent Guarantor or any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, as set forth in the Indenture.

        If any Event of Default (other than the Events of Default arising from certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the interests of the Holders. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default (i) in the payment of the principal of, or interest on, the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        13. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

        14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any Obligations of the Company or any Guarantor under the Indenture, the Notes, the guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

        15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of May 21, 2003, among the Company, the Parent Guarantor, the Subsidiary Guarantors and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more Registration Rights Agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of such Additional Notes.

        18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has

                                      A-1-6
directed the Trustee to use CUSIP numbers in notices of redemption or notices of Offers to Purchase as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or notice of an Offer to Purchase and reliance may be placed only on the other identification numbers printed thereon and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.

                The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Medex, Inc., 6250 Shier-Rings Road, Dublin, Ohio 43016, Attention: Corporate Secretary.

        19. GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                                      A-1-7

                       Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.12 or 4.17 of the Indenture, check the box below:

/ /     Section 4.12

/ /     Section 4.17

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 or Section 4.17 of the Indenture, state the amount you elect to have purchased: $_____________________

Date:                         Your Signature:
     ------------------                      ------------------------------
                              (Sign exactly as your name appears on the face of this Note)

                              Tax Identification No.:

                              --------------------------------------------------


                              SIGNATURE GUARANTEE:


                              ----------------------------------------

                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                      A-1-8

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:


(I) or (we) assign and transfer this Note to


________________________________________________________________________________

            (Insert assignee's social security or other tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

            (Print or type assignee's name, address and zip code)


and irrevocably appoint_________________________________________________________
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date:
      --------------

                              Your Signature:
                                             ---------------------------------
                              (Sign exactly as your name appears on the face of this Note)

                              Signature Guarantee:
                                                   -----------------------------

                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                      A-1-9

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                    Principal Amount
                          Amount of                                of this Global Note        Signature of
                         decrease in         Amount of increase      following such       authorized signatory
                      Principal Amount      in Principal Amount       decrease (or            of Trustee or
 Date of Exchange    of this Global Note    of this Global Note         increase)            Note Custodian
 ----------------    -------------------    -------------------         ---------            --------------



                                     A-1-10

                                                                     EXHIBIT A-2
================================================================================

                  (Face of Regulation S Temporary Global Note)

                    8-7/8% SENIOR SUBORDINATED NOTES DUE 2013

                                                             CUSIP _____________

        NO. _____                                                 $_____________


                                   MEDEX, INC.

promises to pay to CEDE & CO., INC. or its registered assigns, the principal sum of _________________ Dollars ($______________) on May 15, 2013.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2003.

Record Dates: May 1 and November 1

                                      A-2-1

                IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

                                          MEDEX, INC.


                                          By:
                                             --------------------------------
                                             Name:
                                             Title:


CERTIFICATE OF AUTHENTICATION

This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee


By:
   ----------------------------------------------
                 Authorized Signatory


Dated: ________________, 2003

                                      A-2-2

                  (Back of Regulation S Temporary Global Note)

                    8-7/8% SENIOR SUBORDINATED NOTES DUE 2013

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE TERMS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE TERMS OF THE INDENTURE]

                Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1. INTEREST. Medex, Inc., an Ohio corporation (the "COMPANY"), promises to pay interest (as defined in the Indenture) on the principal amount of this Note at [ ]% per annum until maturity and shall pay Additional Interest, if any, as provided in the Registration Rights Agreement relating to these Notes. The Company shall pay interest semi-annually in arrears in cash on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 21, 2003; PROVIDED, HOWEVER, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be November 15, 2003. The Company shall (to the extent that it may lawfully do so) pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on May 1 or November 1 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; PROVIDED, HOWEVER, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company, Parent Guarantor or any of their Subsidiaries may act in any such capacity.

        4. INDENTURE. The Company issued the Notes under an Indenture, dated as of May 21, 2003 ("INDENTURE"), among the Company, the Parent Guarantor, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this

                                      A-2-3

Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

        5.      OPTIONAL REDEMPTION.

                (e) At any time before May 15, 2006, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including Additional Notes) issued under this Indenture at a redemption price of 108.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of any Equity Offering; PROVIDED, HOWEVER, that (1) at least 65% of the original aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Parent Guarantor and its Subsidiaries); and (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

                (f) Except pursuant to the preceding paragraph, the Notes shall not be redeemable at the Company's option prior to May 15, 2008.

                (g) On or after May 15, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

        YEAR                                               PERCENTAGE
        ----                                               ----------
        2008............................................      104.438%

        2009............................................      102.958%

        2010............................................      101.479%

        2011 and thereafter.............................      100.000%

                (h) Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

        6.      MANDATORY REDEMPTION. Except as set forth in Sections 4.12 and
4.17 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        7.      REPURCHASE AT OPTION OF HOLDER.

                (a) Upon the occurrence of a Change of Control, the Company shall, within 30 days of a Change of Control, make an offer pursuant to the procedures set forth in Section 3.09 of the Indenture, to repurchase the Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 90 days from the date of such Change of Control. Each Holder shall have the right to accept such offer and require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes pursuant to the Change of Control Offer at a purchase price, in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the Purchase Date.

                (b) If the Company or any Restricted Subsidiary consummates any Asset Sales, the Company shall not be required to apply any Net Proceeds to repurchase Notes in accordance with the Indenture until the aggregate Excess Proceeds from all Asset Sales following the date the Notes are first issued exceeds $5.0 million. Thereafter, the Company shall make an Asset Sale Offer to all Holders of Notes and if the Company is required to do so under the terms of any other Indebtedness that ranks equally in right of payment with the Notes and the terms of which are PARI PASSU with the Notes, such other Indebtedness on a pro rata basis with the Notes, that may be purchased out of the Excess Proceeds. The offer price shall be in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, to the date of purchase in accordance with the terms of the Indenture. To the extent that the aggregate amount of Notes and other Indebtedness tendered under such Asset Sale Offer is less than the Excess Proceeds, any remaining Excess Proceeds may be used for any purpose not otherwise

                                      A-2-4
prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds available for purchases of such Notes, the Trustee shall select the Notes to be purchased in the manner set forth in Section 3.02 of the Indenture.

        8. NOTICE OF REDEMPTION. Notices of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

        9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

        11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any then outstanding, voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and
6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, interest, if any, on the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or Exchange Offer for the Notes). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to (a) cure any ambiguity, defect or inconsistency; (b) provide for uncertificated Notes in addition to or in place of certificated Notes (PROVIDED that the uncertificated Notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (c) provide for the assumption of the Obligations of the Company to Holders in the case of a merger, consolidation or sale of all or substantially all of the assets of the Company;
(d) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder; (e) provide for or confirm the issuance of Additional Notes otherwise permitted to be incurred by this Indenture; or (f) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

        12. DEFAULTS AND REMEDIES. Each of the following constitutes an Event of Default with respect to the Notes: (i) default for 30 days in the payment when due of interest, if any, on the Notes (whether or not prohibited by the Subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the Subordination provisions of the Indenture); (iii) failure by the Company or any Restricted Subsidiary for 30 days after notice to comply with the provisions of Section 4.09 or 4.10 of the Indenture; (iv) failure by the Parent Guarantor, the Company or any Restricted Subsidiary to comply with the provisions of Sections 4.12, 4.17 or 5.01 of the Indenture; (v) failure by the Company or any Restricted Subsidiary for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (vi) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or

                                      A-2-5
evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more; (vii) failure by the Company or any Restricted Subsidiary to pay final judgments aggregating in excess of $7.5 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee; and (ix) certain events of bankruptcy, insolvency or reorganization affecting the Company, Parent Guarantor or any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, as set forth in the Indenture.

        If any Event of Default (other than the Events of Default arising from certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the interests of the Holders. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default (i) in the payment of the principal of, or interest on, the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        13. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

        14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any Obligations of the Company or any Guarantor under the Indenture, the Notes, the guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

        15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of May 21, 2003, among the Company, the Parent Guarantor, the Subsidiary Guarantors and

                                      A-2-6
the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more Registration Rights Agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of such Additional Notes.

        18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption or notices of Offers to Purchase as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or notice of an Offer to Purchase and reliance may be placed only on the other identification numbers printed thereon and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.

                The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Medex, Inc., 6250 Shier-Rings Road, Dublin, Ohio 43016, Attention: Corporate Secretary.

        19. GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                                      A-2-7

                       Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.12 or 4.17 of the Indenture, check the box below:

/ /     Section 4.12

/ /     Section 4.17

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 or Section 4.17 of the Indenture, state the amount you elect to have purchased: $_____________________

Date:                         Your Signature:
     ------------------                      --------------------------------
                              (Sign exactly as your name appears on the face of this Note)

                              Tax Identification No.:

                              -----------------------------------------------


                              SIGNATURE GUARANTEE:


                              ----------------------------------------

                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                      A-2-8

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:


(I) or (we) assign and transfer this Note to


________________________________________________________________________________

            (Insert assignee's social security or other tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

            (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________________________
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
________________________________________________________________________________


Date:
      --------------

                              Your Signature:
                                             ---------------------------------
                              (Sign exactly as your name appears on the face of this Note)

                              Signature Guarantee:
                                                  -----------------------------

                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                      A-2-9

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                    Principal Amount
                          Amount of                                of this Global Note        Signature of
                         decrease in         Amount of increase      following such       authorized signatory
                      Principal Amount      in Principal Amount       decrease (or            of Trustee or
 Date of Exchange    of this Global Note    of this Global Note         increase)            Note Custodian
 ----------------    -------------------    -------------------         ---------            --------------



                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Medex, Inc.
6250 Shier-Rings Road
Dublin, Ohio 43016
Attention: General Counsel


The Bank of New York
101 Barclay Street 8W
New York, NY 10286
Attention: Corporate Trust Division
Facsimile No.: (212) 815-5707


Re:     8-7/8% Senior Subordinated Notes due 2013
        -----------------------------------------

                Reference is hereby made to the Indenture, dated as of May 21, 2003 (the "INDENTURE"), among Medex, Inc., as issuer (the "COMPANY"), the Guarantors party thereto and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                ___________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

                1. / / Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                2. / / Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                3. / / Check and complete if Transferee will take delivery of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                       (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                       or

                       (b) / / such Transfer is being effected to the Company, Parent Guarantor or a Subsidiary of either thereof;

                       or

                       (c) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

                4. / / Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                       (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                       (b)    / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S.
        (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                       (c) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and

        (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                              ---------------------------------------------
                              [Insert Name of Transferor]


                              By:
                                 ------------------------------------------
                                 Name:
                                 Title:

                              Dated:
                                     -------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

        1.      The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

        (a)     / / a beneficial interest in the:

         (i)    / / 144A Global Note (CUSIP _________), or

         (ii)   / / Regulation S Global Note (CUSIP _________), or

        (b)     / / a Restricted Definitive Note.

        2.      After the Transfer the Transferee will hold:

                         [CHECK ONE OF (a), (b) OR (c)]

        (a)     / / a beneficial interest in the:

         (i)    / / 144A Global Note (CUSIP _________), or

         (ii)   / / Regulation S Global Note (CUSIP _________), or

        (iii)   / / Unrestricted Global Note (CUSIP _________); or

        (b)     / / a Restricted Definitive Note; or

        (c)     / / an Unrestricted Definitive Note,

        in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Medex, Inc.
6250 Shier-Rings Road
Dublin, Ohio 43016
Attention: General Counsel

The Bank of New York
101 Barclay Street 8W
New York, NY 10286
Attention: Corporate Trust Division
Facsimile No.: (212) 815-5707

Re:     8-7/8 % Senior Subordinated Notes due 2013
        ------------------------------------------

                Reference is hereby made to the Indenture, dated as of May 21, 2003 (the "INDENTURE"), among Medex, Inc., as issuer (the "COMPANY"), the Guarantors party thereto and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                __________________________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

                1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

                       (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                       (b) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer,
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive
Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                       (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies
(i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                       (d) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

                       (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                       (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                              ---------------------------------------------
                                       [Insert Name of Transferor]


                              By:
                                 ------------------------------------------
                                 Name:
                                 Title:

                              Dated:
                                     --------------------

                                    EXHIBIT D

                          FORM OF NOTATION OF GUARANTEE

                For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, hereby unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of May 21, 2003 (the "INDENTURE"), among Medex, Inc., as issuer (the "Company"), the Guarantors listed on the signature pages thereto and The Bank of New York, as trustee (the "Trustee"),
(a) the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest, if any, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee under the Notes and the Indenture, all in accordance with the terms of the Notes and the Indenture; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration pursuant to Section 6.02 of the Indenture, redemption or otherwise. The Obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the guarantee. Except to the extent provided in the Indenture, including Sections 8.02, 8.03 and 10.05 thereof, this guarantee shall not be discharged except by complete performance of the Obligations contained herein and in the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

                            [Signature page follows]

                                          [NAME OF GUARANTOR]

                                          By:
                                             --------------------------
                                             Name:
                                             Title:

                                TABLE OF CONTENTS

                                                                                                             PAGE
ARTICLE 1.     DEFINITIONS AND INCORPORATION BY REFERENCE......................................................1

      Section 1.01.   Definitions..............................................................................1

      Section 1.02.   Other Definitions.......................................................................17

      Section 1.03.   Incorporation by Reference of Trust Indenture Act.......................................17

      Section 1.04.   Rules of Construction...................................................................17

ARTICLE 2.     THE NOTES......................................................................................18

      Section 2.01.   Form and Dating.........................................................................18

      Section 2.02.   Execution and Authentication............................................................19

      Section 2.03.   Registrar and Paying Agent..............................................................19

      Section 2.04.   Paying Agent to Hold Money in Trust.....................................................20

      Section 2.05.   Holder Lists............................................................................20

      Section 2.06.   Transfer and Exchange...................................................................20

      Section 2.07.   Replacement Notes.......................................................................30

      Section 2.08.   Outstanding Notes.......................................................................31

      Section 2.09.   Treasury Notes..........................................................................31

      Section 2.10.   Temporary Notes.........................................................................31

      Section 2.11.   Cancellation............................................................................32

      Section 2.12.   Defaulted Interest......................................................................32

      Section 2.13.   CUSIP or ISIN Numbers...................................................................32

      Section 2.14.   Additional Interest.....................................................................32

      Section 2.15.   Issuance of Additional Notes............................................................32

      Section 2.16.   Record Date.............................................................................33

ARTICLE 3.     REDEMPTION AND PREPAYMENT......................................................................33

      Section 3.01.   Notices to Trustee......................................................................33

      Section 3.02.   Selection of Notes to Be Redeemed.......................................................33

      Section 3.03.   Notice of Redemption....................................................................34

      Section 3.04.   Effect of Notice of Redemption..........................................................34

      Section 3.05.   Deposit of Redemption Price.............................................................34

      Section 3.06.   Notes Redeemed in Part..................................................................35

      Section 3.07.   Optional Redemption.....................................................................35

      Section 3.08.   Mandatory Redemption....................................................................35

      Section 3.09.   Offers To Purchase......................................................................36

ARTICLE 4.     COVENANTS......................................................................................38

      Section 4.01.   Payment of Notes........................................................................38

      Section 4.02.   Maintenance of Office or Agency.........................................................38

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                             PAGE
      Section 4.03.   Reports.................................................................................38

      Section 4.04.   Compliance Certificate..................................................................39

      Section 4.05.   Taxes...................................................................................40

      Section 4.06.   Stay, Extension and Usury Laws..........................................................40

      Section 4.07.   Corporate Existence.....................................................................40

      Section 4.08.   Payments for Consent....................................................................40

      Section 4.09.   Incurrence of Indebtedness and Issuance of Preferred Stock..............................40

      Section 4.10.   Restricted Payments.....................................................................42

      Section 4.11.   Liens...................................................................................45

      Section 4.12.   Asset Sales.............................................................................45

      Section 4.13.   Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries...............47

      Section 4.14.   Transactions with Affiliates............................................................48

      Section 4.15.   Business Activities.....................................................................49

      Section 4.16.   Designation of Restricted and Unrestricted Subsidiaries.................................49

      Section 4.17.   Repurchase at the Option of Holders Upon a Change of Control............................49

      Section 4.18.   Additional Guarantees...................................................................49

ARTICLE 5.     SUCCESSORS.....................................................................................50

      Section 5.01.   Merger, Consolidation or Sale of Assets.................................................50

      Section 5.02.   Successor Corporation Substituted.......................................................51

ARTICLE 6.     DEFAULTS AND REMEDIES..........................................................................51

      Section 6.01.   Events of Default.......................................................................51

      Section 6.02.   Acceleration............................................................................53

      Section 6.03.   Other Remedies..........................................................................54

      Section 6.04.   Waiver of Past Defaults.................................................................54

      Section 6.05.   Control by Majority.....................................................................54

      Section 6.06.   Limitation on Suits.....................................................................54

      Section 6.07.   Rights of Holders to Receive Payment....................................................55

      Section 6.08.   Collection Suit by Trustee..............................................................55

      Section 6.09.   Trustee May File Proofs of Claim........................................................55

      Section 6.10.   Priorities..............................................................................55

      Section 6.11.   Undertaking for Costs...................................................................56

ARTICLE 7.     TRUSTEE........................................................................................56

      Section 7.01.   Duties of Trustee.......................................................................56

      Section 7.02.   Rights of Trustee.......................................................................57

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                             PAGE
      Section 7.03.   Individual Rights of Trustee............................................................58

      Section 7.04.   Trustee's Disclaimer....................................................................58

      Section 7.05.   Notice of Defaults......................................................................58

      Section 7.06.   Reports by Trustee to Holders...........................................................58

      Section 7.07.   Compensation and Indemnity..............................................................58

      Section 7.08.   Replacement of Trustee..................................................................59

      Section 7.09.   Successor Trustee by Merger, etc........................................................60

      Section 7.10.   Eligibility; Disqualification...........................................................60

      Section 7.11.   Preferential Collection of Claims Against Company.......................................61

ARTICLE 8.     LEGAL DEFEASANCE AND COVENANT DEFEASANCE.......................................................61

      Section 8.01.   Option to Effect Legal Defeasance or Covenant Defeasance................................61

      Section 8.02.   Legal Defeasance and Discharge..........................................................61

      Section 8.03.   Covenant Defeasance.....................................................................61

      Section 8.04.   Conditions to Legal or Covenant Defeasance..............................................62

      Section 8.05.   Deposited Cash and Government Securities to be Held in Trust; Other
                      Miscellaneous Provisions................................................................63

      Section 8.06.   Repayment to Company....................................................................63

      Section 8.07.   Reinstatement...........................................................................63

ARTICLE 9.     AMENDMENT, SUPPLEMENT AND WAIVER...............................................................64

      Section 9.01.   Without Consent of Holders of Notes.....................................................64

      Section 9.02.   With Consent of Holders of Notes........................................................64

      Section 9.03.   Compliance with Trust Indenture Act.....................................................65

      Section 9.04.   Revocation and Effect of Consents.......................................................65

      Section 9.05.   Notation on or Exchange of Notes........................................................66

      Section 9.06.   Trustee to Sign Amendments, etc.........................................................66

ARTICLE 10.    GUARANTEES.....................................................................................66

      Section 10.01.  Guarantee...............................................................................66

      Section 10.02.  Limitation on Guarantor Liability.......................................................67

      Section 10.03.  Execution and Delivery of Guarantee.....................................................68

      Section 10.04.  Guarantors May Consolidate, etc., on Certain Terms......................................68

      Section 10.05.  Releases Following Sale of Assets.......................................................69

ARTICLE 11.    SUBORDINATION..................................................................................69

      Section 11.01.  Agreement to Subordinate................................................................69

      Section 11.02.  Liquidation; Dissolution; Bankruptcy....................................................69

      Section 11.03.  Default on Designated Senior Debt.......................................................70

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                             PAGE
      Section 11.04.  Acceleration of Notes...................................................................71

      Section 11.05.  When Distribution Must Be Paid Over.....................................................71

      Section 11.06.  Notice By The Company...................................................................71

      Section 11.07.  Subrogation.............................................................................71

      Section 11.08.  Relative Rights.........................................................................71

      Section 11.09.  Subordination May Not Be Impaired By The Company........................................72

      Section 11.10.  Distribution Or Notice To Representative................................................72

      Section 11.11.  Rights Of Trustee And Paying Agent......................................................72

      Section 11.12.  Authorization To Effect Subordination...................................................73

      Section 11.13.  Trust Moneys Not Subordinated...........................................................73

      Section 11.14.  Payment and Distribution................................................................73

      Section 11.15.  No Claims...............................................................................73

      Section 11.16.  Acknowledgement of Holders..............................................................73

ARTICLE 12.    SATISFACTION AND DISCHARGE.....................................................................74

      Section 12.01.  Satisfaction and Discharge..............................................................74

      Section 12.02.  Deposited Cash and Government Securities to be Held in Trust; Other
                      Miscellaneous Provisions................................................................74

      Section 12.03.  Repayment to Company....................................................................75

ARTICLE 13.    MISCELLANEOUS..................................................................................75

      Section 13.01.  Trust Indenture Act Controls............................................................75

      Section 13.02.  Notices.................................................................................75

      Section 13.03.  Communication by Holders of Notes with Other Holders of Notes...........................76

      Section 13.04.  Certificate and Opinion as to Conditions Precedent......................................76

      Section 13.05.  Statements Required in Certificate or Opinion...........................................76

      Section 13.06.  Rules by Trustee and Agents.............................................................77

      Section 13.07.  No Personal Liability of Directors, Officers, Employees and Shareholders................77

      Section 13.08.  Governing Law...........................................................................77

      Section 13.09.  No Adverse Interpretation of Other Agreements...........................................77

      Section 13.10.  Successors..............................................................................78

      Section 13.11.  Severability............................................................................78

      Section 13.12.  Counterpart Originals...................................................................78

      Section 13.13.  Table of Contents, Headings, etc........................................................78

      Section 13.14.  Qualification of this Indenture.........................................................78

                              CROSS-REFERENCE TABLE

TIA Section                                                          Indenture
Reference                                                            Section
310(a)(1)                                                            7.10
(a)(2)                                                               7.10
(a)(3)                                                               N.A.
(a)(4)                                                               N.A.
(a)(5)                                                               7.10
(b)                                                                  7.08, 7.10
(c)                                                                  N.A.
311(a)                                                               7.11
(b)                                                                  7.11
(c)                                                                  N.A.
312(a)                                                               2.05
(b)                                                                  12.03
(c)                                                                  12.03
313(a)                                                               7.06
(b)(1)                                                               N.A.
(b)(2)                                                               7.06, 7.07
(c)                                                                  7.06,
                                                                     12.02
(d)                                                                  7.06
314(a)                                                               4.03, 4.04,
                                                                     12.02
(b)                                                                  N.A.
(c)(1)                                                               12.04
(c)(2)                                                               12.04
(c)(3)                                                               N.A.
(d)                                                                  N.A.
(e)                                                                  12.05
315(a)                                                               7.01
(b)                                                                  7.05,
                                                                     12.02
(c)                                                                  7.01
(d)                                                                  7.01
(e)                                                                  6.11
316(a) (last sentence)                                               2.09
(a)(1)(A)                                                            6.05
(a)(1)(B)                                                            6.04
(a)(2)                                                               N.A.
(b)                                                                  6.07
317(a)(1)                                                            6.08
(a)(2)                                                               6.09
(b)                                                                  2.04
318(a)                                                               12.01

                N.A. means Not Applicable.

                Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.